     (5)  Forms of Contract and Riders

Transamerica Occidental                     POLICY FORM TSSL-VUL
Life Insurance Company                      Individual Life Insurance
1150 South Olive Street
Los Angeles, CA  90015


FIRST INSURED

SECOND INSURED                         POLICY NUMBER

FACE AMOUNT                            DATE OF ISSUE


Transamerica Occidental Life Insurance Company will pay the death benefit to the beneficiary if both joint insureds die while this policy is in force. All payments are subject to the provisions of this policy.

Signed for the Company at Los Angeles, California on the date of issue.

Executive Vice President, General Counsel           President and CEO
And Corporate Secretary


Right to Examine and Return Policy Within 10 Days -- At any time within 10 days after you receive this policy, you may return it to us or the agent through whom you bought it. We will cancel the policy and void it from the beginning. We will refund to you: (1) the difference between any premiums paid, including fees or other charges, and the amounts allocated to the separate account; plus (2) the value of the amounts in the separate account on the date this policy is received at our administrative office; plus (3) any fees or other charges imposed on amounts in the separate account.

                             Joint and Last Survivor
                        Variable Universal Life Insurance

                           Minimum Premium Requirement
                         for the First Five Policy Years

                   Flexible Premiums Payable Thereafter During
                   Life of the Survivor of the Joint Insureds

                      Subject to the Limitations Described
                            in the Premiums Provision

                   Death Benefit Payable at Death of Survivor

Nonparticipating - No Annual Dividends THIS POLICY CONTAINS A PREMIUM QUALIFICATION CREDIT PROVISION. TO RECEIVE THIS CREDIT, YOU MUST PAY SPECIFIC PREMIUMS ON OR BEFORE THEIR DUE DATE. SEE DETAILS ON PAGE 12.

       You may elect to allocate your net premiums to the separate account and/or the fixed account.

       The value in the separate account may increase or decrease depending on investment results. Please see the Separate Account provision for more details.

       The value in the fixed account will earn interest at a rate not less than the guaranteed minimum interest rate shown in the Policy Data.

       The amount of the death benefit may be variable or fixed. The length of time this policy will remain in force will be variable. Please see the Death Benefit and Accumulation Values provisions for more details.

This policy is a legal contract between you, the owner of this policy, and Transamerica Occidental Life Insurance Company.

                           READ YOUR POLICY CAREFULLY

                                 POLICY SUMMARY

         We will pay the death benefit to the beneficiary if both joint insureds die while the policy is in force.

         You must pay at least the minimum premium per year during the first 5 policy years, or this policy will lapse. After that, you may vary the amount of premiums and how often you pay them, within certain limits, as described in the Premiums provision. Generally, you may pay premiums as long as one of the joint insureds is living, up to the policy anniversary nearest exact age 100. If the joint insureds die simultaneously, any death benefit payable under the base policy will be paid as though the older joint insured died first.

         Additional benefits, if any, are provided by rider.

         This is only a brief description. The insurance is fully described in the various provisions of the policy.

                                                          GUIDE TO POLICY PROVISIONS

                                                      Page                                                                Page

Accumulation Values..................................16-18       Payment of Cash Value and Loans............................30

Application Copy..................................after 33       Payment of Death Benefit.................................8-10

Beneficiary's Rights.....................................8       Policy Data...............................................2-4

Cash Value..............................................19       Policy Loans............................................20-21

Change of Beneficiary....................................8       Policy Statements and Illustrations........................30

Death Benefit..........................................8,9       Postponement of Transfers .................................30

Definitions............................................5-7       Premium Allocation.....................................13, 14

Fixed Account...........................................16       Premium Qualification Credit...............................12

Guaranteed Exchange Option...........................24-26       Premiums................................................10,11

Grace Period............................................11       Reinstatement...........................................12,13

Misstatement of Age or Sex..............................31       Riders...............................................after 33

Monthly Deductions......................................19       Separate Account........................................15-16

Nonforfeiture Option....................................24       Simultaneous Deaths of Joint Insureds......................10

Option to Change the Face Amount.....................23,24       Table of Guaranteed Maximum
                                                                 Monthly Deduction Rates.....................................3

Option to Split the Policy...........................26-29       Transfers...............................................18,19

Ownership and Beneficiary Provisions...................7,8





                                                          P O L I C Y D A T A

               LOAN INTEREST RATE                                                FEBRUARY 01, 2001    POLICY DATE
                POLICY YEARS 1-10    4.53% IN ADVANCE
                                                                                 FEBRUARY 01, 2001    DATE OF ISSUE
               LOAN INTEREST RATE
               POLICY YEARS 11-20    4.30% IN ADVANCE                                     SPECIMEN    POLICY NUMBER

               LOAN INTEREST RATE                                                     THE INSUREDS    OWNER
                 POLICY YEARS 21+    4.07% IN ADVANCE
                                                                                         $100,000     FACE AMOUNT
                    REINSTATEMENT

                    INTEREST RATE    6.00%                                                OPTION 1    DEATH BENEFIT OPTION

                    FIRST INSURED    JANE DOE                                                   35    AGE OF FIRST INSURED
                   SECOND INSURED    JOHN DOE                                                   40    AGE OF SECOND INSURED

                REALLOCATION DATE    FEBRUARY 23, 2001                                                CLASS OF RISK:
                                                                               PREFERRED NONSMOKER    FIRST INSURED
                                                                               PREFERRED NONSMOKER    SECOND INSURED
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

MINIMUM INITIAL PREMIUM:  $37.00
PLANNED PERIODIC PREMIUMS:  $237.00 ANNUAL

REQUIRED PREMIUM PER YEAR FOR THE BASE POLICY AND ALL
ADDITIONAL RIDERS IN POLICY YEARS 1-5:  $221.00

REQUIRED PREMIUM PER YEAR FOR THE BASE POLICY IN POLICY YEARS 1-5:  $221.00

PREMIUM QUALIFICATION CREDIT PERIOD:  5 YEARS
PREMIUM QUALIFICATION CREDIT PERCENTAGE:  2%

GUARANTEED MAXIMUM MONTHLY POLICY FEE:                       POLICY YEAR 1:  $6.00
                                                             POLICY YEARS 2 AND LATER:  $10.00

CURRENT ADMINISTRATIVE CHARGE: 6%
GUARANTEED MAXIMUM ADMINISTRATIVE CHARGE:  12%

ANNUAL MORTALITY AND EXPENSE RISK CHARGE:...........0.25%
DAILY MORTALITY AND EXPENSE RISK CHARGE:.....0.000685787%

GUARANTEED MAXIMUM MONTHLY EXPENSE CHARGE PER THOUSAND:  $0.0600

GUARANTEED MINIMUM INTEREST RATE:  4.00%
(FOR THE FIXED ACCOUNT)

SELECT MONTHLY PREMIUM:  $45.67
SELECT PERIOD:  20 YEARS

NOTE:THIS POLICY MAY  TERMINATE IF:

(1)  THE CASH VALUE MINUS ANY LOAN(S) IS LESS THAN THE MONTHLY DEDUCTION DUE, OR

(2) THE REQUIRED PREMIUMS IN THE FIRST 5 YEARS ARE NOT PAID FOR THE BASE POLICY AND ALL ADDITIONAL RIDERS.

                                                              1-17911101
                                                                PAGE 2


                                                    P O L I C Y D A T A (C O N T I N U E D)

                                         TABLE OF GUARANTEED MAXIMUM MONTHLY DEDUCTION RATES PER $1,000
                                                              FOR THE BASE POLICY*

                               POLICY               POLICY               POLICY                POLICY
                                YEAR               EXCLUDING              YEAR               EXCLUDING
                                                    RIDERS                                     RIDERS

                                  1               0.000280525              40                2.460055433
                                  2               0.000919025              41                2.858234808
                                  3               0.001691000              42                3.309216875
                                  4               0.002629150              43                3.813408958
                                  5               0.003759933              44                4.371094075
                                  6               0.005135125              45                4.984487767
                                  7               0.006818417              46                5.660952083
                                  8               0.008816625              47                6.408185950
                                  9               0.011164483              48                7.237668008
                                 10               0.013930658              49                8.156248775
                                 11               0.017163075              50                9.152467625
                                 12               0.021023592              51               10.226657758
                                 13               0.025660433              52               11.364364508
                                 14               0.031185217              53               12.573348200
                                 15               0.037777508              54               13.845247217
                                 16               0.045700625              55               15.218109533
                                 17               0.055095175              56               16.714229433
                                 18               0.066186325              57               18.386495450
                                 19               0.079449683              58               20.293327775
                                 20               0.095045950              59               22.421627475
                                 21               0.113449692              60               24.546590325
                                 22               0.134882167              61               26.443400833
                                 23               0.159850233              62               31.311708058
                                 24               0.188660750              63               39.580699592
                                 25               0.222358808              64               54.654479317
                                 26               0.262071142              65               83.333333333
                                 27               0.308583950              66                    0
                                 28               0.364200708
                                 29               0.430961075
                                 30               0.510675983
                                 31               0.604317067
                                 32               0.719842317
                                 33               0.840477767
                                 34               0.984833483
                                 35               1.150276858
                                 36               1.339978633
                                 37               1.559104550
                                 38               1.815204292
                                 39               2.113674008

         For all years after those shown, the guaranteed maximum monthly deduction rate per $1,000 is $0.000000000.

* TO FIND THE AMOUNT OF MONTHLY DEDUCTION DURING EACH POLICY YEAR, SEE THE MONTHLY DEDUCTIONS SECTION. A POLICY FEE OF $6.00 WILL BE ADDED INTO EACH MONTHLY DEDUCTION FOR THE FIRST POLICY YEAR. IN SUBSEQUENT YEARS, THE MONTHLY POLICY FEE WILL NOT EXCEED $10.00. A MONTHLY EXPENSE CHARGE PER THOUSAND WILL ALSO BE ADDED TO EACH MONTHLY DEDUCTION. THE GUARANTEED MAXIMUM MONTHLY EXPENSE CHARGE PER THOUSAND IS SHOWN ON POLICY DATA PAGE 2.

                                                                   1-17911101
                                                                     PAGE 3



                                                P O L I C Y D A T A (C O N T I N U E D)

                               TABLE OF SURRENDER PENALTY FACTORS PER $1,000 OF BASE POLICY FACE AMOUNT


                     POLICY              SURRENDER                   POLICY                SURRENDER
                      YEAR                PENALTY                     YEAR                  PENALTY
                                           FACTOR                                           FACTOR

                       1                   11.43                        9                     5.37
                       2                   10.63                       10                     4.57
                       3                     9.94                      11                     3.77
                       4                     9.14                      12                     3.09
                       5                     8.34                      13                     2.29
                       6                     7.66                      14                     1.49
                       7                     6.86                      15                     0.80
                       8                     6.06                      16                       0



TO CALCULATE THE FULL SURRENDER PENALTY FOR THE BASE POLICY, FIND THE FACTOR FOR
THE CURRENT POLICY YEAR. MULTIPLY THIS FACTOR BY THE NUMBER OF THOUSANDS OF FACE
AMOUNT OF THE BASE POLICY.

1-17911101                                                                                                         PAGE 4
                                                    P O L I C Y D A T A (C O N T I N U E D)

                                                         TABLE OF DEATH BENEFIT FACTORS

                    POLICY             DEATH BENEFIT               POLICY                DEATH BENEFIT
                     YEAR                  FACTOR                   YEAR                     FACTOR

                       1                    6.12                     40                       1.53
                       2                    5.88                     41                       1.49
                       3                    5.66                     42                       1.46
                       4                    5.44                     43                       1.42
                       5                    5.23                     44                       1.39
                       6                    5.02                     45                       1.37
                       7                    4.83                     46                       1.34
                       8                    4.65                     47                       1.31
                       9                    4.47                     48                       1.29
                      10                    4.30                     49                       1.27
                      11                    4.14                     50                       1.25
                      12                    3.98                     51                       1.23
                      13                    3.83                     52                       1.22
                      14                    3.69                     53                       1.20
                      15                    3.55                     54                       1.19
                      16                    3.42                     55                       1.17
                      17                    3.29                     56                       1.16
                      18                    3.17                     57                       1.15
                      19                    3.05                     58                       1.14
                      20                    2.94                     59                       1.13
                      21                    2.83                     60                       1.11
                      22                    2.73                     61                       1.10
                      23                    2.63                     62                       1.09
                      24                    2.54                     63                       1.07
                      25                    2.45                     64                       1.06
                      26                    2.36                     65                       1.04
                      27                    2.28                     66                       1.04
                      28                    2.20
                      29                    2.13
                      30                    2.06
                      31                    1.99
                      32                    1.93
                      33                    1.87
                      34                    1.81
                      35                    1.76
                      36                    1.71
                      37                    1.66
                      38                    1.61
                      39                    1.57

                                   FOR ALL POLICY YEARS AFTER THOSE SHOWN, THE DEATH BENEFIT FACTOR IS 1.04.











1-17911101 END OF POLICY DATA PAGE 4A DEFINITIONS In this policy:

     We, our or us means Transamerica Occidental Life Insurance Company.

     You or your means the owner of this policy.

     Accumulation Value is the policy's total value as described in the Accumulation Values provision.

     Administrative Office means Transamerica Occidental Life Insurance Company, Box 417002, Kansas City, Missouri 64141-7002. This address is for regular mail. Our address for express delivery is Transamerica Occidental Life Insurance Company, Attention -- VUL Administration (K26), 1100 Walnut Street, Kansas City, Missouri 64106-2152.

     Base Policy is this policy, excluding any riders.

     The Beneficiary is the person you designate to receive the death benefit under this policy.

     Cash Value means the accumulation value, less any surrender penalty.

     Delivery Requirement means any requirement that must be completed before this policy can become effective and before this policy may be delivered to you. Examples include any application amendment or additional evidence of insurability that we require. Except as otherwise provided in the conditional receipt, this policy cannot become effective until after all delivery requirements are satisfied.

     The Designated Individual is the person upon whose life expectancy a settlement option is based and upon whose life continued payments under a settlement option may depend.

     Exact Age means the age of the younger of the two joint insureds on that insured's nearest birthday.

     First Death means the death of the first to die of the joint insureds.

     The Fixed Account is one of the investment options under this policy. The fixed account is part of our general account. The net premiums you allocate to the fixed account and the portion of the accumulation value in the fixed account will earn interest as described in the Fixed Account provision.

     Free-Look Period means the initial period of time after you first receive this policy during which you have the right to examine and return this policy for a refund. The length of the free-look period and the amount of the refund are described on page 1.

     A Gross Premium is 100% of any premium you pay.

     Home Office means Transamerica Occidental Life Insurance Company, Box 2101, Los Angeles, California 90051-0101.

     Investment Option means the fixed account, or any sub-account of the separate account.

     Joint Insureds means the two persons whose lives are insured under the policy.

                               1-17911101 PAGE 5

     Lapse means termination of the policy at the end of the grace period due to insufficient premium or insufficient unloaned accumulation value.

     The Loan Account is part of the fixed account. The loan account includes outstanding loans. The loan account is not an investment option.

     The Maximum Loan Value is the largest amount you may borrow under the Policy Loans provision.

     A Monthly Deduction is an amount we take from the accumulation value on the policy date and on each monthly policy date after the policy date.

     Net Asset Value is the per share value of a portfolio as calculated by the portfolio and reported to us.

     The Net Cash Value is the cash value, less any existing loans.

     The Net Loan Amount is a policy loan, less any loan interest due.

     A Net Premium is any gross premium you pay minus an administrative charge. The guaranteed maximum administrative charge is shown in the Policy Data. We may charge less than the guaranteed maximum administrative charge. We will never charge more.

     The Payee is the person who has the right to elect a settlement option and to receive payments under that settlement option. If you surrender this policy, you are the payee under any settlement option you elect. After the survivor's death, the beneficiary is the payee under the settlement option you elect.

     The Policy Fee is part of the monthly deduction. We may change the policy fee at any time after the first policy year. The guaranteed maximum policy fee is shown in the Policy Data.

     A Policy Loan is indebtedness to us for a loan secured by this policy.

     A Portfolio is a mutual fund investment or other investment pool in which a sub-account invests.

     Pro-Rata means a proportionate allocation among investment options. A pro-rata allocation is equal to the portion of the accumulation value in an investment option divided by the total accumulation value of the policy (excluding the portion of the accumulation value in the loan account). Any fees, charges, reductions or deductions from the accumulation value will be allocated on a pro-rata basis, unless you choose the investment options to which you want to allocate these amounts pursuant to procedures we establish.

     Reallocation Date means the date that net premiums initially allocated to the money market sub-account (plus any earnings on those net premiums) are transferred to one or more other sub-accounts of the separate account in accordance with the options you chose in your application. The reallocation date is shown in the Policy Data.

     Reinstate means to restore coverage after the policy has lapsed, subject to the requirements in the Reinstatement provision.

                               1-17911101 PAGE 6

     The Required Premium Per Year for the base policy in policy years 1-5 is the minimum amount of premium you must pay in each of the first five policy years. You may pay all or any part of this premium in advance.

     Rider is an attachment to the policy that provides an additional benefit.

     The Separate Account consists of the sub-accounts under this policy. The net premiums you allocate to any sub-account and the portion of the accumulation value in any sub-account may increase or decrease depending on investment results.

     A Sub-Account is an investment option under this policy. A sub-account is a subdivision of the separate account that is invested exclusively in the shares of a portfolio.

     Survivor means the insured that remains alive after the first death.

     Telephone Access Privilege is an option to transfer amounts between or among investment options, change your premium allocation or request a loan by telephone (within limits). The telephone access privilege will apply, unless you advise us in writing that you do not want this option. Unless you elect not to have the option available, you or your registered representative may exercise this option. We reserve the right to discontinue this option at any time.

     Unit means a measure of interest in a sub-account.

     Unit Value means the value of a unit on a particular valuation date.

     Valuation Date is any day that the stock market (New York Stock Exchange) is open for business. A valuation date ends when the stock market closes for the day, generally 4 p.m. Eastern Time.

     Valuation Period is the period between the close of business on one valuation date and the close of business on the next valuation date.

     Written request means a signed request in a form satisfactory to us that is received at our administrative office.

     We will send any notice under the provisions of this policy to your last known address and to any assignee of record.

     We will use the Policy Date shown in the Policy Data to determine the monthly policy dates, policy anniversaries and policy years.

     OWNERSHIP Owner of the Policy -- The owner is entitled to the rights granted under this policy before the survivor's death. The joint insureds together will be the owner, unless someone else is named as the owner in the application, or otherwise in accordance with this policy. If the joint insureds are the owner, the survivor will be the sole owner after the first death. If the owner is an individual other than the joint insureds and dies before the joint insureds, the rights of the owner belong to the executor or administrator of the owner's estate unless otherwise provided in the policy. If the owner is a partnership, the rights belong to the partnership as it exists when a right is exercised.





                               1-17911101 PAGE 7

                                     Exercising Policy Rights -- If more than one person is the owner, all such persons must sign each written request to exercise any right under this policy. However, the telephone access privilege may be exercised by any one person who is an owner or by your registered representative.

                                     How to Change  the Owner -- You may  change
                                     the owner  while the  survivor is living by
                                     notifying   us  in  a   form   and   manner
                                     acceptable  to us. The  change  will not be
                                     effective   until  we   record  it  at  our
                                     administrative office.

                                     Assignment  of the  Policy  -- We  are  not
                                     responsible   for  the   adequacy   of  any
                                     assignment.   However,   if  you  file  the
                                     assignment  with us and we record it at our
                                     administrative   office,  your  rights  and
                                     those of any revocable beneficiary will be subject to it.

             THE BENEFICIARY Who Receives the Death Benefit -- If the survivor dies while this policy is in force, we will pay the death benefit to the beneficiary. The beneficiary is as designated in the application, unless changed as shown under "How to Change a Beneficiary" below. If the beneficiary is a partnership, we will pay the death benefit to the partnership as it exists when the survivor dies.

                                     Protection of the Death Benefit -- To the extent permitted by law, no death benefit will be subject to the claims of the beneficiary's creditors or to any legal process against the beneficiary.

                                     If   the   Beneficiary   Dies   --  If  any
                                     beneficiary dies before the survivor,  that
                                     beneficiary's interest in the death benefit
                                     will end.  If any  beneficiary  dies at the
                                     same  time as the  survivor,  or  within 30
                                     days after the survivor, that beneficiary's
                                     interest in the death  benefit  will end if
                                     no   benefits   have   been  paid  to  that
                                     beneficiary.   If  the   interests  of  all
                                     designated beneficiaries have ended when the survivor dies, we will pay the death benefit to you. If you are not living at that time, we will pay the death benefit to your estate.

                                     How to  Change  a  Beneficiary  -- You  may
                                     change the designated beneficiary while the
                                     survivor  is  living  by  sending a written
                                     notice  to  us.  The  change  will  not  be
                                     effective   until  we   record  it  at  our
                                     administrative office. Even if the survivor
                                     is not living  when we record  the  change,
                                     the change  will take effect as of the date
                                     it was signed. However, any benefits we pay
                                     before we  record  the  change  will not be
                                     subject  to  the  change.   An  irrevocable
                                     beneficiary may not be changed without the written consent of that beneficiary.

          PAYMENT OF THE
           DEATH BENEFIT

                                     Death  Benefit  -- The  amount of the death
                                     benefit  may be  affected  by other  policy
                                     provisions    such   as    Policy    Loans,
                                     Misstatement  of  Age or  Sex  and  Partial
                                     Surrenders.

                                     Death  Benefit  Option -- The death benefit
                                     before the policy anniversary nearest exact
                                     age 100 will be based on  whether  you have
                                     chosen  Option 1,  Option 2 or Option 3, as
                                     shown  in the  Policy  Data.  If you do not
                                     choose an option in the application, Option
                                     1 will automatically take effect.  Prior to
                                     the policy  anniversary  nearest  exact age
                                     100,  the  death   benefit  is  defined  as
                                     follows:

                               1-17911101 PAGE 8

     Option 1: The death benefit will be the greatest of:

     a. the total face amount of the base policy on the date of the survivor's death;

     b. the death benefit factor multiplied by the accumulation value of the base policy on the date of the survivor's death; or

     c. the amount required for the policy to qualify as a life insurance contract under Section 7702 of the Internal Revenue Code.

     Option 2: The death benefit will be the greatest of:

     a. the total face amount of the base policy plus the accumulation value of the base policy on the date of the survivor's death;

     b. the death benefit factor multiplied by the accumulation value of the base policy on the date of the survivor's death; or

     c. the amount required for the policy to qualify as a life insurance contract under Section 7702 of the Internal Revenue Code.

     Option 3: The death benefit will be the greatest of:

     a. the total face amount of the base policy plus the excess, if any, of all gross premium payments for the base policy over the sum of any partial surrenders, surrender penalty free withdrawals and premium refunds on the date of the survivor's death;

     b. the death benefit factor multiplied by the accumulation value of the base policy on the date of the survivor's death; or

     c. the amount required for the policy to qualify as a life insurance contract under Section 7702 of the Internal Revenue Code.

     Beginning with the policy anniversary nearest exact age 100, the death benefit will be the greater of:

     1. the death benefit factor multiplied by the accumulation value of the base policy as of the date of the survivor's death; or

     2. the amount required for the policy to qualify as a life insurance contract under Section 7702 of the Internal Revenue Code.

     The death benefit factors are shown in the Table of Death Benefit Factors in the Policy Data.

     If the date of the survivor's death is not a valuation date, any death benefit based on the accumulation value will be determined by using the accumulation value as of the next valuation date.

     We will reduce the death benefit by any existing policy loans and by the portion of any grace period premium payment necessary to provide insurance to the date of the survivor's death.

                               1-17911101 PAGE 9

     This policy is intended to qualify under Section 7702 of the Internal Revenue Code as a life insurance contract for federal tax purposes. The death benefit under this policy is intended to qualify for the federal income tax exclusion. The provisions of this policy (including any rider or endorsement) will be interpreted to ensure qualification of this policy as a life insurance contract for federal tax purposes, regardless of any language to the contrary.

     To the extent that the death benefit is increased to maintain qualification as a life insurance policy, we will make appropriate adjustments to any monthly deductions or supplemental benefits (retroactively and prospectively) that are consistent with such an increase. Retroactive adjustments may be deducted from the accumulation value or may be made by right of setoff against any death benefits payable. Prospective adjustments will be reflected in the monthly deduction.

     Proof of Death -- Any death benefit payable because of the death of the survivor will be paid when we receive due proof of the death of both joint insureds while this policy was in force. Upon the survivor's death, such proofs must be sent to us at our administrative office. We must be notified of the first death within a reasonable time (in no event, later than one year after the date of the first death). We will send appropriate forms to the beneficiary upon request. Any of our agents will help the beneficiary fill out the forms without charge.

     Transfers after the Survivor's Death -- After we receive notice of the survivor's death, we may:

     1. transfer any portion of the accumulation value in any sub-account to our general account; and

     2. not allow any portion of the accumulation value to be transferred into or to remain in any sub-account.

        SIMULTANEOUS DEATHS If the joint insureds die simultaneously, any death benefit payable under the base OF THE JOINT INSUREDS policy will be paid as though the older joint insured died first.

     PREMIUMS Premium Payments -- We will accept any amount you send us as a premium payment while this policy is in force, subject to the Premium Limitation provision and these conditions:

     1. The policy will not be in force until you pay the minimum initial premium shown in the Policy Data. Subsequent premiums may be sent to our administrative office or you may pay them to an agent we authorize. We will give you a receipt if you ask for one.

     2. You must pay the required premium per year for the base policy in policy years 1-5 for the first 5 policy years. These premiums may be paid cumulatively in advance. At the end of each of the first 5 policy years, we will calculate the cumulative total of all gross premiums paid for the base policy, less any partial surrenders and surrender penalty free withdrawals. We will divide this total by the number of years since the policy date. This amount must equal or exceed the required premium per year for the base policy in policy years 1-5 for each year in the required premium period, or this policy will enter the grace period.






                               1-17911101 PAGE 10

     3. You may pay premiums at any time prior to the policy anniversary nearest exact age 100. Each premium must be at least $25 and may not exceed the limits described in the Premium Limitation provision.

     If you stop paying premiums after the required premium period, your coverage will continue until the net cash value is insufficient to pay the monthly deduction due. At that time, your policy will enter the grace period. (See Grace Period provision for details.) Beginning with the policy anniversary nearest exact age 100, we will not accept any further premium payments.

     Premium Limitation -- We reserve the right to refund any unscheduled premium during a particular policy year if the total premium paid:

     1. increases the difference between the death benefit and the accumulation value; and

     2. is more than $10 per thousand of face amount and more than three times the total of the monthly deductions for the last year.

     We also reserve the right to refund any unscheduled premiums that exceed $25,000 in any 12-month period. We will not refund any amount if doing so would cause this policy to enter the grace period before the next anniversary. The amount refundable will not exceed the net cash value of this policy. If the entire net cash value is refunded, we will treat the transaction as a full surrender of this policy.

     Continuation of Insurance -- If you stop paying premiums, we automatically continue this policy at the same face amount and with any additional benefits provided by rider, subject to the grace period and any minimum premium requirements that may be in effect. See the Premium Payments provision and the Monthly Deduction provision for further explanation.

     Grace Period -- During the first five policy years, a grace period is a period of 60 days beginning on:

     1. a policy anniversary on which the cumulative required premium per year for the base policy in policy years 1-5 has not been paid. (See number 2 of the Premium Payments provision.); or

     2. a monthly policy date when the accumulation value minus any existing loan is less than the monthly deduction due.

     After the fifth policy anniversary and prior to the policy anniversary nearest exact age 100, a grace period is a period of 60 days beginning on a monthly policy date when the net cash value is less than the monthly deduction due.

     After the policy anniversary nearest exact age 100, a grace period is a period of 60 days beginning on a policy anniversary on which any loan interest due has not been paid in cash, and the accumulation value minus any existing loan is less than the loan interest due.

                               1-17911101 PAGE 11

     If this policy enters the grace period, we will let you know by sending a notice to your last known address. The notice will tell you the amount you must pay to keep the policy in force. You must pay this amount before the grace period ends. If you do not pay enough, this policy will lapse at the end of the 60 days. If there is any net cash value remaining at the end of the grace period, we will apply it to the nonforfeiture option. (See Nonforfeiture Option provision.) If there is no net cash value remaining at the end of the grace period, this policy will lapse.

     During the grace period, we will not charge interest on the amount due. If the survivor dies during the grace period and before you pay the amount due, we will subtract from the death benefit the amount required to provide insurance to the date the survivor died.

     Premium Qualification Credit -- At the end of each policy year for the first 5 policy years, we will calculate the total of gross premiums paid for the base policy. (See number 2 of the Premium Payments provision.) From this total, we will subtract any partial surrenders and surrender penalty free withdrawals. If the result equals or exceeds the required premium per year for the base policy in policy years 1-5 for each year of the required premium period, we will deposit a premium qualification credit to the policy's accumulation value at the beginning of the next policy year.

     We must receive enough premium as described above by the end of each policy year in the premium qualification credit period, or you will not receive a premium qualification credit for that policy year.

     The amount of the credit will be a specific percentage of the required premium per year for the base policy in policy years 1-5. The premium qualification credit percentage and the premium qualification credit period are shown in the Policy Data.

     The premium qualification credit will be allocated among your investment options according to the most recent premium allocation election we have received from you. We will allocate the premium qualification credit on the policy anniversary if that day is a valuation date. If the policy anniversary is not a valuation date, we will allocate the premium qualification credit on the next valuation date.

     Reinstatement -- If this policy lapses, it may be reinstated provided it was not surrendered. To reinstate the policy, you must meet the following conditions:

     1. You must request reinstatement in writing within three years after the date of lapse and before the policy anniversary nearest exact age 100.

     2. If only one joint insured is alive when you request reinstatement, the first death must have occurred prior to the end of the grace period, and proof of such death must have been submitted prior to the reinstatement.

     3. Evidence of insurability, satisfactory to us, must be given to us by:

     a. both joint insureds, if the lapse occurred while both joint insureds were living; or

     b. the survivor, if the lapse occurred after the first death.





                               1-17911101 PAGE 12

                                      4.   If any loans  existed when the policy
                                           lapsed,  you must repay or  reinstate
                                           them with interest.  Interest will be
                                           compounded  annually from the date of
                                           lapse.  Interest  will be at the loan
                                           reinstatement  interest rate for your
                                           loan. The loan reinstatement interest
                                           rate  will not  exceed  an  effective
                                           annual   rate  of  4.75%   (4.53%  in
                                           advance).

                                      5.   The reinstated policy will be subject
                                           to the  minimum  premium  requirement
                                           during the first 5 policy years. (See
                                           number  2  of  the  Premium  Payments
                                           provision.)   This   means  that  the
                                           required   premium   period  will  be
                                           calculated  from the original  policy
                                           date. It will not start anew.

                                           If  the  policy   lapsed  during  the
                                           required   premium  period,   and  is
                                           reinstated  in  a  different   policy
                                           year,  you must pay a  premium  large
                                           enough  to meet the  minimum  premium
                                           requirement    at   the    time    of
                                           reinstatement,     with     interest.
                                           Interest will be compounded  annually
                                           at the reinstatement interest rate of
                                           6%.

                                           If  the  policy   lapsed   after  the
                                           required  premium  period,  or  if it
                                           lapsed  during  one  of the  first  5
                                           years of the required  premium period
                                           and is  reinstated in the same policy
                                           year,  you must pay a  premium  large
                                           enough   to   cover    two    monthly
                                           deductions due when the policy lapsed
                                           and three monthly deductions due when
                                           the policy is reinstated.

                                      6.   If you  reinstate  the policy  during
                                           the required premium period, you must
                                           repay any net cash value given to you
                                           at the time of lapse,  with interest.
                                           Interest will be compounded  annually
                                           at the reinstatement interest rate of
                                           6%.

                                      7.   If the  policy is  reinstated  within
                                           the first 15  policy  years or before
                                           the policy anniversary  nearest exact
                                           age  100  (whichever  is the  shorter
                                           time    period),    any    applicable
                                           surrender penalties in effect for the
                                           reinstated  policy will be calculated
                                           from the original policy date.

                                      The effective date of a reinstatement will
be the date we approve your request.

                                      The  accumulation  value of the reinstated
                                      policy  will  be:  any  surrender  penalty
                                      assessed  at the time of  lapse;  plus any
                                      net cash  value we paid you at the time of
                                      lapse; plus any loan repaid or reinstated;
                                      plus   any   net   premium   you   pay  at
                                      reinstatement;     minus    any    monthly
                                      deductions due at the time of lapse.

                                      We  will   allocate  any  loan  repaid  or
                                      reinstated  and any net premium you pay at
                                      reinstatement according to the most recent
                                      premium   allocation   election   we  have
                                      received  from you.  We will  restore  any
                                      surrender  penalty assessed at the time of
                                      lapse.   We  will  allocate  any  restored
                                      surrender penalty and any net cash value you repay at reinstatement among your investment options in the same proportion as these amounts were deducted at the time of lapse.

                                      We will allocate the amount you pay within
one valuation date after the later of:

1.   the valuation date that we approve the reinstatement; or

2. the valuation date that we receive the required premium and any other payments.






                               1-17911101 PAGE 13

     PREMIUM ALLOCATION Premium Allocation Election -- You may allocate your net premiums among the investment options we make available from time to time. The premium allocation percentages you elect must be whole numbers. The total allocation to all elected investment options must equal 100%. We may limit the number of investment options to which you may allocate your net premiums. The maximum number of sub-accounts in which you may have a portion of the accumulation value will be the lesser of the total number of sub-accounts that we offer or 35 sub-accounts. The premium allocation percentages you elect on the application will apply to all premiums we receive, unless you change your premium allocation election as provided in the Premium Allocation Changes provision.

                                      Initial Premium -- The initial net premium
                                      accepted   under  this   policy   will  be
                                      allocated to this policy no later than the second valuation date that next follows the latest of:

1.   The date we approve the issuance of this policy.

                                      2.   The date we received the premium.

                                      3.   The policy date.

4. The date we approve the last delivery requirement returned to us, if the policy was issued with delivery requirements.

                                      Crediting of Net Premiums and Reallocation
                                      Date -- If any  net  premium  is  credited
                                      under   this    policy    prior   to   the
                                      reallocation  date  shown  in  the  Policy
                                      Data,  any amounts you elected to allocate
                                      to the separate  account will be initially
                                      allocated   solely  to  the  money  market
                                      sub-account.  On the reallocation date, we
                                      will   reallocate   the   portion  of  the
                                      accumulation  value  in the  money  market
                                      sub-account  among the investment  options
                                      that  you   elected  in  the   application
                                      (unless you change your premium allocation
                                      election   as   provided  in  the  Premium
                                      Allocation  Changes  provision).   If  the
                                      reallocation date is not a valuation date, we will make the reallocation on the next valuation date.

                                      We will allocate any net premium  credited
                                      to   this   policy   on   or   after   the
                                      reallocation  date  directly  to the fixed
                                      account  or  the   sub-accounts  you  have
                                      elected.

                                      Subsequent Premiums -- We will allocate the net premium on the day that we receive it. If the date that we receive a premium is not a valuation date, we will allocate the net premium on the next valuation date.

                                      Premium  Allocation  Changes  --  You  can
                                      change your premium allocation at any time
                                      by  sending  us a  written  request  or by
                                      exercising    your    telephone     access
                                      privilege.  Any premium  allocation change
                                      will apply to all  premiums  we receive on
                                      or after the effective date of the change,
                                      unless you change your premium  allocation
                                      election  again.  Any  premium  allocation
                                      change will be subject to the  limitations
                                      in   the   Premium   Allocation   Election
                                      provision.  We reserve the right to charge
                                      a  fee  up  to  $25   for   each   premium
                                      allocation change.

                               1-17911101 PAGE 14

     SEPARATE ACCOUNT The variable benefits under this policy are provided through the separate account. The assets of the separate account are our property. Income (if any) along with gains and losses (realized or unrealized) from assets in the separate account will be credited to or charged against the amounts allocated to the separate account without regard to our other income gains or losses. Assets equal to the liabilities of the separate account will not be charged with liabilities arising out of any other business we may conduct. If the assets in the separate account exceed the liabilities arising under the policies supported by the separate account, the excess may be used to cover our other liabilities.

                                      Any  amount   allocated  to  the  separate
                                      account for state or federal income taxes may be deducted from the separate account.

                                      The  separate   account  is  divided  into
                                      various  sub-accounts.  Each sub-account's
                                      assets  are   invested   in  shares  of  a
                                      corresponding portfolio.

                                      We reserve the right to change the name and investments of the separate account and/or any of its sub-accounts.

                                      We will use the net  premiums you elect to
                                      allocate  to  the   separate   account  to
                                      purchase  units  in the  sub-accounts  you
                                      have  elected.  All net  premiums  will be
                                      allocated   in    accordance    with   the
                                      limitations  in  the  Premium   Allocation
                                      provision.

                                      The  number  of  units   purchased   in  a
                                      sub-account  is equal  to the net  premium
                                      allocated to that  sub-account  divided by
                                      the value of the  applicable  unit.  If we
                                      receive  the  premium  on a day  that is a
                                      valuation   date,   the   value   of   the
                                      applicable  unit will be determined on the
                                      day we receive the premium.  If we receive
                                      the  premium  on  a  day  that  is  not  a
                                      valuation   date,   the   value   of   the
                                      applicable unit will be determined on the next valuation date.

                                      The number of units in a sub-account  will
remain fixed unless:

1.   changed by a subsequent split of a unit value;

2. increased by a net premium, premium qualification credit or a transfer allocated to the sub-account; or

3. reduced because of a partial surrender, surrender penalty free withdrawal, surrender penalty, monthly deduction, transfer or policy loan allocated to the sub-account.

                                      Any  transaction   described  in  3.  will
                                      result in the cancellation of a number of units that are equal in value to the amount of the transaction.

                                      On each valuation date, we will value the assets of each sub-account. The portion of this policy's accumulation value in a sub-account on a valuation date is equal to the number of units this policy has in that sub-account as of that valuation date multiplied by the sub-account's unit value on that valuation date.

                                      The  unit  values  for  all   sub-accounts
                                      except the money market  sub-account  were
                                      initially  set at  $10.00.  The unit value
                                      for  the  money  market   sub-account  was
                                      initially set at $1.00. The unit value for a sub-account on any subsequent valuation date is equal to {(A times B) minus C} divided by D, where:

                               1-17911101 PAGE 15

A is the number of shares held in the underlying portfolio at the end of the valuation date;

                                      B    is the  net  asset  value  (NAV)  per
                                           share of the underlying  portfolio as
                                           of the  end of  the  valuation  date,
                                           plus  the  per  share  amount  of any
                                           capital  gains or dividends  declared
                                           on that valuation date;

                                      C    is a  charge  for  each  day  in  the
                                           valuation  period  equal  to the  net
                                           assets of the sub-account  multiplied
                                           by the daily  mortality  and  expense
                                           risk factor; and

                                      D is the  number of units  outstanding  at
the close of the prior valuation date.

                                      The unit value may increase or decrease from one valuation date to the next. You bear this investment risk. We reserve the right to change the method we use to determine the unit value, subject to any required regulatory approvals.

                                      Addition,   Deletion  or  Substitution  of
                                      Investments -- We reserve the right to add, delete or substitute the shares of a portfolio that the separate account holds or may buy. We also reserve the right to eliminate the shares of any portfolio.

                                      We may make any  substitutions  or changes
                                      that   we   believe   are   necessary   or
                                      appropriate. If we think it is in the best
                                      interests  of our  policy  owners,  we may
                                      operate   the   separate   account   as  a
                                      management  company  under the  Investment
                                      Act of 1940, or we may de-register it under that act if registration is no longer required. We may also combine it with other separate accounts that we may have.

                                      We reserve  the right to  establish  other
                                      sub-accounts and to make them available to
                                      any class or series  of  policies  that we
                                      deem  appropriate.  The assets of each new
                                      sub-account  will  be  invested  in a  new
                                      investment  company  or in the  shares  of
                                      another open-end  investment  company.  We
                                      also  reserve  the right to  eliminate  or
                                      combine   existing   sub-accounts  and  to
                                      transfer assets among sub-accounts, when allowed by law.

                                      Federal Taxes -- If we have to pay federal taxes on the separate account, we reserve the right to allocate a proportionate share of the reserves that we establish for such taxes to this policy. We may reflect the amount of such reserves in the calculation of the unit values.

                                      Splitting of Units -- We reserve the right
                                      to  split  the   value  of  a  unit.   Any
                                      splitting of units will not have any material effect on this policy's benefits.

FIXEDACCOUNT Fixed Account -- You may allocate any portion of your net premiums to the fixed account. The fixed account is part of our general account. Our general account consists of all assets that we own except those in the separate account and other separate accounts we may have. Except as limited by law, we have sole control over investment of the assets in our general account. You are allowed to allocate net premiums to the fixed account and to transfer funds between the separate account and the fixed account (subject to the Transfers provision).







                               1-17911101 PAGE 16

                                      Fixed  Account  Interest  Rates -- The net
                                      premium you elect to allocate to the fixed
                                      account  will  accrue  interest  from  the
                                      valuation date we allocate it to the fixed
                                      account,   as  described  in  the  Premium
                                      Allocation provision. Interest is credited
                                      monthly on each monthly  policy date.  The
                                      guaranteed  minimum  interest rate for all
                                      policy  years is shown in the Policy Data.
                                      We may  declare an  interest  rate that is
                                      higher   than   the   guaranteed   minimum
                                      interest  rate at any  time  prior  to the
                                      policy anniversary  nearest exact age 100.
                                      We will  never  declare an  interest  rate
                                      that is lower than the guaranteed  minimum
                                      interest  rate. We may change the declared
                                      interest rate at any time without  notice.
                                      Beginning   on  the   policy   anniversary
                                      nearest  exact age 100,  the  accumulation
                                      value of the  fixed  account  will  accrue
                                      interest   at   the   guaranteed   minimum
                                      interest rate.

        ACCUMULATION VALUES

                                      The  accumulation  value of the  policy at
                                      the  time  the   initial  net  premium  is
                                      accepted under this policy is equal to:

                                               1.   the initial net premium;

minus 2. the monthly deduction(s) we start to take on the policy date.

                                      The  accumulation  value of the  policy on
                                      any  specified  date  after  the  date the
                                      initial  net premium is  allocated  to the
                                      policy   is   equal  to  the  sum  of  the
                                      accumulation   values   in  the   separate
                                      account and the fixed account (including the loan account) on that date.

                                      Separate Account -- The accumulation value
                                      of the separate  account on any date after
                                      the  date  the  initial  net  premium  was
                                      allocated  to the  policy  is equal to the
                                      sum of the values in each  sub-account.  A
                                      sub-account's value is the number of units
                                      in that sub-account multiplied by the unit
                                      value for that  sub-account  at the end of
                                      the   valuation   date   for   which   the
                                      accumulation  value is  being  determined.
                                      The number of units in a sub-account is equal to:

1. the number of units purchased by the net premium initially allocated to that sub-account;

plus 2. the number of units purchased by subsequent net premiums allocated to that sub-account;

plus 3. the number of units purchased by any transfers to that sub-account from one or more other sub-accounts or the fixed account (including the loan account);

plus 4. the number of units purchased by any premium qualification credit allocated to the sub-account;

minus5. the number of units redeemed from the sub-account due to monthly deductions allocated to that sub-account;

minus6. the number of units redeemed from that sub-account due to any partial surrenders, surrender penalties and surrender penalty free withdrawals allocated to that sub-account;

minus7.  the  number  of  units  redeemed  from  that   sub-account   that  were
     transferred out of that sub-account to one or more other sub-accounts or the fixed account (including the loan account);





                               1-17911101 PAGE 17
minus8. the number of units redeemed from that sub-account to cover any transfer fees or other charges that were allocated to that sub-account.

minus9. the number of units redeemed from that sub-account due to any refund of premium allocated to that sub-account.

                                      Fixed Account -- The accumulation value of the fixed account (including the loan account) on a specified date after the date the initial net premium was allocated to the policy is equal to:

1. the accumulation value on the last monthly policy date, plus accrued interest from the last monthly policy date to the specified date;

plus 2. any premium qualification credit amount deposited to it on the last monthly policy date, plus accrued interest on that amount;

plus 3. all net premiums paid into it, less any refunds since the last monthly policy date, plus accrued interest from the date each net premium is allocated to it;

plus 4. any amounts transferred from the separate account, plus accrued interest on those amounts since the date of the transfer;

minus5. the monthly deduction charged against it on the last monthly policy date, plus accrued interest on that amount;

                                      minus        6. any partial surrenders and
                                                   surrender     penalty    free
                                                   withdrawals  charged  against
                                                   it,    including    surrender
                                                   penalties,   since  the  last
                                                   monthly  policy  date,   plus
                                                   accrued   interest   on  that
                                                   amount   from  each   partial
                                                   surrender     date     and/or
                                                   surrender     penalty    free
                                                   withdrawal    date   to   the
                                                   specified date;

minus7. any amounts transferred from the fixed account to the separate account, plus accrued interest on those amounts since the date of the transfer.

                TRANSFERS             At any time after the end of the free-look
                                      period, you may transfer amounts between or among the investment options available under this policy. Each transfer will be subject to our transfer rules in effect at the time the transfer is made. We may set rules specifying, among other things:

1.   the minimum and maximum amounts you may transfer; and

2.   how frequently you may make transfers.

                                      Different  rules  may  apply to  different
investment options.

                                      If you choose to make a transfer, you must request it in a form and manner acceptable to us. You may request a transfer by using your telephone access privilege.

                                      We will make the transfer on the day we receive your transfer request in good order. If that day is not a valuation date, we will make the transfer on the next valuation date.

                               1-17911101 PAGE 18

                                      We may also establish procedures that will allow you to schedule automatic transfers. If we do so, the procedures will be described in the current prospectus for this policy.

                                      Transfer Fee -- You will not be charged for the first eighteen transfers you make during a policy year. If you make more than eighteen transfers during a policy year, we may charge you up to $25 for each additional transfer. Any transfer fee will be deducted from the amount that you are transferring. The transfer fee will be allocated between or among the investment options in proportion to A divided by B, where:

A    is the amount transferred from an investment option; and

                                      B is the total amount transferred from all
elected investment options.

                                      The following do not count towards the first eighteen transfers during a policy year, and will not be charged a transfer fee:

1. Transfers made on the reallocation date from the money market sub-account to other sub-accounts.

2.   Transfers to or from the loan account.

3.   Transfers under any automatic transfer option.

4.   Transfers we may make after we receive notice of the survivor's death.

5.   Transfers due to a material change in investment policy.

            MONTHLY DEDUCTIONS        The monthly deduction is equal to:

1. the monthly deduction rate, times .001, times the difference between the death benefit and the accumulation value of the policy on the monthly policy date;

plus 2. the monthly deduction for any riders;

                                      plus     3.  the policy fee;

plus 4. the monthly expense charge per thousand, times .001, times the face amount of the policy.

                                      Monthly Deduction Rates -- On each monthly policy date, we will determine the monthly deduction rate for that policy month. The monthly deduction rate will depend on the face amount of the policy, each joint insured's sex, each joint insured's smoker or nonsmoker status, each joint insured's class of risk as of the policy date, the number of years that the policy has been in force and each joint insured's issue age.

                                      A  table  of  guaranteed  maximum  monthly
                                      deduction  rates  for the base  policy  is
                                      shown in the Policy Data. We may use rates
                                      lower   than  these   guaranteed   maximum
                                      monthly deduction rates. We will never use higher rates.

                                      Any change in the monthly  deduction rates
                                      will be prospective and will be subject to
                                      our   expectations   as  to  future   cost
                                      factors.  Such cost  factors may  include,
                                      but  are   not   limited   to   mortality,
                                      expenses, interest, persistency and any applicable federal, state and local taxes.

                               1-17911101 PAGE 19

                                      Guaranteed  Maximum Monthly Expense Charge
                                      Per Thousand -- The guaranteed maximum monthly expense charge per thousand is shown in the Policy Data. We may use an expense charge that is lower than this guaranteed maximum monthly expense charge per thousand. We will never use higher expense charges.

                                      Allocation of Monthly Deduction -- On each
                                       monthly policy date, we will take the monthly deduction for that policy month. If the monthly policy date is not a valuation date, we will take the monthly deduction on the next valuation date. We will take the monthly deduction from your investment options on a pro-rata basis.

              CASH VALUE You may borrow the net cash value, or take part of it or all of it as a partial or full surrender of the policy. All of these transactions are described in this section. We guarantee that the cash value of the fixed account always equals or exceeds the amount required by the law in effect at the time of issue in the jurisdiction in which the application for this policy was signed.

                                      Policy  Loans  --  We  will  make  a  loan
subject to the following:

1. The maximum loan amount is the accumulation value as of the date of the loan request minus:

                                           a.  any existing policy loan(s);

b.   interest on the amount of the loan to the end of the policy year; and

c.   the full surrender penalty or two monthly deductions, whichever is greater.

                                      2.   You must pay  interest  on the  total
                                           loan  balance  each year in  advance.
                                           The  interest  is due  on the  policy
                                           anniversary.  The loan  interest rate
                                           will depend on the policy year during
                                           which  the  loan  interest  is due as
                                           follows:

a. For loan interest due during policy years 1-10, the loan interest rate is 4.75% (4.53% in advance).

b. For loan interest due during policy years 11-20, the loan interest rate is 4.50% (4.30% in advance).

c. For loan interest due during policy years 21 and later, the loan interest rate is 4.25% (4.07% in advance).

                                           We may charge  lower  interest  rates
                                           than the rates shown  above.  We will
                                           never charge higher interest rates.

                                           If you do not pay the  interest  when
                                           it is due,  we will add the amount of
                                           the interest to the loan. (See number
                                           6. below). We will charge interest on
                                           this   amount   based   on  the  loan
                                           interest   rate  in  effect  for  the
                                           policy  year  during  which  the loan
                                           interest is due.

3. The loan will be secured by that portion of the accumulation value equal to the amount of the loan.

                                      4.   If the survivor  dies, we will deduct
                                           the  outstanding  loan from the death
                                           benefit   before  we  pay  the  death
                                           benefit to the beneficiary.

                               1-17911101 PAGE 20

                                      5.   We will  deduct  the net loan  amount
                                           from  your  investment  options  on a
                                           pro-rata  basis,  unless you specify,
                                           in a form and  manner  acceptable  to
                                           us, the  investment  options to which
                                           you  want to  allocate  the net  loan
                                           amount. We will transfer the net loan
                                           amount to the loan account.

                                      6.   We will deduct the loan  interest due
                                           from  your  investment  options  on a
                                           pro-rata  basis. We will transfer the
                                           loan  interest  to the loan  account.
                                           The loan interest will become part of
                                           the loan.

                                      We  will  process  the  loan on the day we
                                      receive  your loan  request in good order.
                                      If that day is not a  valuation  date,  we
                                      will   process   the   loan  on  the  next
                                      valuation date.

                                      Loan Repayment -- You may repay any part of any outstanding loan at any time while either joint insured is living.

                                      If you wish to make a loan repayment,  you
                                      must tell us that the  payment you send us
                                      is for that  purpose.  Unless your payment
                                      is clearly marked as a loan repayment,  we
                                      will  assume  it  is  a  premium   payment
                                      (unless  it is  received  after the policy
                                      anniversary  nearest exact age 100).  When
                                      we receive a loan repayment, we will apply
                                      it to the  outstanding  loan. We will then
                                      allocate   the  loan   repayment  to  your
                                      investment   options   according   to  the
                                      allocation percentages provided in the most recent premium allocation election we have received from you. We will allocate the loan repayment on the day we receive it. If that day is not a valuation date, we will allocate it on the next valuation date.

                                      Your policy will not automatically lapse if you do not repay a loan. However, the net cash value must be large enough to cover the monthly deduction due and any loan interest due not paid in cash. (See Grace Period provision for details.)

                                      If any loan interest due is not paid in cash, we will add the interest to the loan. We will deduct the loan interest from your investment options on a pro-rata basis, and then transfer the loan interest to the loan account. The loan interest deduction and transfer will be effective on the policy anniversary if that day is a valuation date. If the policy anniversary is not a valuation date, the loan interest deduction and transfer will be effective on the next valuation date. Any loan interest paid in cash will be applied to the loans in the order in which they were made.

                                      Partial Surrender -- At any time after the end of the free-look period, you may surrender a portion of this policy's value by sending us a written request, subject to the limitations described below.

                                      During the first 15 policy  years or until
                                      the policy  anniversary  nearest exact age
                                      100   (whichever   is  the  shorter   time
                                      period),   we  will   assess  a  surrender
                                      penalty  on  any  surrender   amount  that
                                      exceeds   the   amount   eligible   for  a
                                      surrender   penalty  free   withdrawal  as
                                      described below. The surrender penalty is equal to A times B divided by C, where:

A is the surrender amount that exceeds the amount eligible for a surrender penalty free withdrawal;

B    is the surrender penalty factor for the current policy year; and

                                      C is  1000  minus  the  surrender  penalty
factor for the current policy year.

                               1-17911101 PAGE 21

                                      The surrender penalty factors are shown in the Policy Data. However, if the surrender penalty computed by the above formula is less than $25, the surrender penalty will be $25.

                                      After the fifteenth policy year or the policy anniversary nearest exact age 100 (whichever is the shorter time period), we will assess a $25 surrender penalty on any surrender amount that exceeds the amount eligible for a surrender penalty free withdrawal as described below.

                                      We   will   deduct   from   the   policy's
accumulation value:

                                      1.       the surrender amount; and

                                      2.       any applicable surrender penalty.

                                      The surrender amount will be deducted from your investment options on a pro-rata basis unless you specify, in a form and manner acceptable to us, the investment options to which you want to allocate the surrender amount.

                                      Any surrender penalty will be allocated to
                                       your investment options in proportion to A divided by B, where:

A is the dollar amount of the surrender amount that is allocated to an investment option; and

                                      B is the total surrender amount.

                                      We will  deduct the  surrender  amount and
                                      any surrender penalty from your investment
                                      options  on  the  day  we   receive   your
                                      surrender  request in good order.  If that
                                      day  is  not a  valuation  date,  we  will
                                      deduct  the   surrender   amount  and  any
                                      surrender penalty from your investment options on the next valuation date.

                                      If you chose Death Benefit Option 1, we will also deduct from the policy's face amount:

1. the surrender amount that exceeds the amount eligible for a surrender penalty free withdrawal.

                                      2.   any applicable surrender penalty.

                                      If you chose Death Benefit Option 3, we will also deduct from the policy's face amount:

1.   the surrender amount that exceeds the greater of:

a.   the amount eligible for a surrender penalty free withdrawal; or

b. cumulative gross premiums paid minus the sum of all previous surrenders and premium refunds.

2. the surrender penalty on the amount that exceeds the amount eligible for a surrender penalty free withdrawal.

                                      If the new face amount would be less than our published minimum for this plan, the partial surrender will not be allowed.

                               1-17911101 PAGE 22

     In any policy year, the maximum amount that you may request and receive by partial surrender is:

                                               1.   the accumulation value;

                                      minus    2.   any existing policy loans;

minus 3. the sum of 3 monthly deductions;

minus 4. the greater of $25 or the full surrender penalty.

                                      If you ask for an amount larger than the maximum described above, we will treat it as a request for a full surrender of the policy.

                                      Surrender  Penalty Free  Withdrawal  -- At
                                      any time after the first policy year,  you
                                      may  make  a  partial   surrender  without
                                      incurring a surrender penalty. Such a partial surrender is subject to the limits outlined below. The minimum amount of a surrender penalty free withdrawal is $100.

                                      When you request a partial surrender after the first policy year, we will calculate the amount that is eligible for surrender without penalty. This amount will be the lesser of:

1. 10% of the policy's accumulation value as of the last monthly policy date, minus the sum of all surrender penalty free withdrawals since the last policy anniversary; or

2. the maximum amount available as a partial surrender under the Partial Surrender provision.

                                      Whenever you request a partial surrender after the first policy year, we will process the amount that is eligible as a surrender penalty free withdrawal. The remainder of any amount you request will be processed as a partial surrender.

We will deduct the surrender penalty free withdrawal from your investment options in the same manner that we would deduct a partial surrender. (See Partial Surrender provision.)

OPTION TO CHANGE Increasing the Face Amount -- An increase in the face amount of this policy will not THE FACE AMOUNT be allowed.

                                      Decreasing  the  Face  Amount  -- You  may
                                      request a decrease  in the face  amount of
                                      this   policy   if   all   the   following
                                      conditions are met:

                                   1.   You must make a written request to us.

2. At the request date, this policy must be in force and at least one of the Joint Insureds must be living.

3. The decrease of the face amount of this policy may only be effective as of a policy anniversary.

4.   The amount of the reduction in face amount must be at least $25,000.

5. The new face amount may not be less than our published minimum face amount for this plan.



                               1-17911101 PAGE 23

6. The decrease of the face amount of this policy may cause a change in the monthly deduction to be charged.

                                      7.   A surrender  penalty will result from
                                           the  decrease  in the face  amount if
                                           the decrease is made during the first
                                           15 policy  years or before the policy
                                           anniversary  nearest  exact  age  100
                                           (whichever   is  the   shorter   time
                                           period). We will deduct the surrender
                                           penalty from your investment  options
                                           on a  pro-rata  basis on the date the
                                           decrease   in  the  face   amount  is
                                           effective.

                                           The  surrender  penalty is equal to A
times B divided by C, where:

                                           A   is the full surrender penalty;

                                        B   is the amount of the decrease; and

                                           C  is  the  face  amount  before  the
decrease.

                                      We  will  issue  new  policy   data  pages
                                      showing the new face amount. After the decrease, the monthly deduction rates and any future surrender penalties will be based on the new face amount of this policy.

                                      If the  face  amount  of  this  policy  is
                                      decreased   during  any  required  premium
                                      period, we will recalculate the required premium per year for the remainder of the required premium period based on the new face amount.

        NONFORFEITURE OPTION You may surrender this policy for its net cash value.

                                      The surrender penalty factors are shown in
                                      the Table of Surrender  Penalty Factors in
                                      the Policy  Data.  We will use the factors
                                      in the table to  determine  the  surrender
                                      penalty we will apply.  To  calculate  the
                                      full   surrender   penalty  for  the  base
                                      policy, find the factor for the current policy year. Multiply this factor by the number of thousands of face amount of the base policy. This is the full surrender penalty for the base policy. There is no surrender penalty for the base policy after the first 15 policy years, or the policy anniversary nearest exact age 100.

                                      If you request a full surrender  within 30
                                      days  after  a  policy  anniversary,   the
                                      surrender  value will not be less than the
                                      surrender value on that anniversary,  less
                                      any loans,  partial surrenders,  surrender
                                      penalties  and   surrender   penalty  free
                                      withdrawals made after the last policy anniversary.

             GUARANTEED Benefit -- Subject to the following conditions and restrictions, this benefit EXCHANGE OPTION provides you with an option ("the option") to exchange this policy for a fixed

                                      policy   ("the  new   policy").   You  may
                                      exercise  this option at any time prior to
                                      the 20th policy  anniversary or the policy
                                      anniversary    nearest    exact   age   95
                                      (whichever   comes   first)   if  all  the
                                      following conditions are met:

                                      1.   Both joint insureds are living.

2.   This policy does not have any outstanding loans.

                                      3.   You have not elected to exchange this
                                           policy  under the Option to Split the
                                           Policy  provision  or the  Guaranteed
                                           Policy  Split  Option  Rider (if this
                                           rider forms a part of this policy).

                                      The accumulation value of this policy on the date this policy is exchanged will be transferred to the new policy.

                               1-17911101 PAGE 24

                                      Effective Date -- The effective date of the new policy will be the date this policy is exchanged. The policy date of the new policy will be the same as the policy date of this policy.

                                      Application  -- We must receive all of the
following in order to process the exchange:

                                      1.   A    policy    change     application
                                           indicating  your  request to exercise
                                           this  option  and  your   request  to
                                           surrender this policy.

                                      2.   The  release  of any lien  against or
                                           assignment  of this policy.  However,
                                           you  may   instead   submit   written
                                           approval   by  the   lienholders   or
                                           assignees  of the  exchange  of  this
                                           policy in a form  satisfactory  to us
                                           with such other  documents  as we may
                                           require.

                                      3.       This policy.

4.   Payment of any amount due for the exchange, if applicable.

                                      The  application  for this  policy and the
                                      policy   change    application   will   be
                                      considered to be the application for the new policy.

                                      New  Policy -- The  exchange  must be to a
                                      joint and last  survivor  adjustable  life
                                      insurance  policy  that  would  have  been
                                      available at the time you applied for this
                                      policy.  The new  policy  will be based on
                                      the sex,  age,  class of risk and  smoking
                                      status  of the  joint  insureds  as of the
                                      policy date of this  policy.  The premiums
                                      for the new  policy  will be  based on our
                                      published  rates in effect on the date you
                                      request  to  exchange  this  policy.   Any
                                      Accelerated     Death    Benefit    Option
                                      Endorsement  that is a part of this policy
                                      will  automatically  become  a part of the
                                      new policy. If the Estate Protection Rider
                                      forms  a part  of  this  policy,  it  will
                                      automatically  become  a part  of the  new
                                      policy unless you tell us  otherwise.  Any
                                      other  riders  that  form a part  of  this
                                      policy, and any new riders requested, will
                                      become a part of the new policy only if we
                                      agree to  provide  them on the date of the
                                      exchange.  The new policy will take effect
                                      immediately   upon   termination  of  this
                                      policy. Under no circumstances will we pay a death benefit under both this policy and the new policy.

                                      Assignment -- If there is an assignment on this policy and you want to carry over that assignment to the new policy, you will have to execute a new assignment.

                                      Exchange   Adjustments   --  The   minimum
                                      initial premium for the new policy will be equal to:

1. the cumulative total of the required annual premiums applicable to the new policy for the number of years that this policy was in force; minus

2.   the total accumulation value transferred to the new policy.

                                      The  minimum   initial   premium  will  be
applied to the new policy as a gross premium.

                                      Surrender Penalty Period -- The period for
                                      which  the  joint  insureds  were  covered
                                      prior to the date of the exchange  will be
                                      used  to  offset  the  surrender   penalty
                                      period under the new policy.

                               1-17911101 PAGE 25

                                      Evidence  of   Insurability  --  When  you
                                      exercise this option, we will not require evidence of insurability from either joint insured.

                                      Suicide and Incontestability -- The period
                                      for which the joint  insureds were covered
                                      prior to the date of the exchange  will be
                                      used to  offset  the time  period  for any
                                      suicide  exclusion  and   incontestability
                                      provision under the new policy.

                                      Ownership -- The owner of the new policy will be the same as the owner of this policy, unless otherwise provided in the policy change application. If the owner of this policy will not be the owner of the new policy, you must complete a transfer of ownership form. We may also require that the owner of the new policy provide us with evidence of insurable interest in the lives of the joint insureds.

                                      Beneficiary -- The  beneficiary of the new
                                      policy will be the same as the beneficiary
                                      of this policy,  unless otherwise provided
                                      in the policy change  application.  If the
                                      beneficiary of this policy will not be the
                                      beneficiary  of the new  policy,  you must
                                      complete a change of beneficiary  form. We
                                      may also require that the new  beneficiary
                                      provide  us  with  evidence  of  insurable
                                      interest   in  the   lives  of  the  joint
                                      insureds.

                                      Termination   of  Option  --  This  option
terminates on the earliest of:

                                      1.   The date of the first death.

                                      2.   The date you elect to  exchange  this
                                           policy  under the Option to Split the
                                           Policy  provision  or the  Guaranteed
                                           Policy  Split  Option  Rider (if this
                                           rider forms a part of this policy).

                                      3.   The 20th policy anniversary.

4.   The policy anniversary nearest exact age 95.

5.   The date this policy is changed to paid-up insurance, if applicable.

6.   The date this policy is surrendered or terminated.

7.   The date this policy lapses under the Grace Period provision.

                                      Misstatement  of Age  or  Sex  -- We  will
follow these rules:

                                      1.   If a  misstatement  of  either  joint
                                           insured's  age or sex is found before
                                           this  option  is  exercised  and this
                                           policy's  death benefit is reduced as
                                           a result  the face  amount of the new
                                           policy will be based on the  adjusted
                                           face amount of this policy.

                                      2.   If a  misstatement  of  either  joint
                                           insured's  age or sex is found  after
                                           this option is  exercised,  the death
                                           benefit  amount  under the new policy
                                           will be subject  to the  Misstatement
                                           of Age or Sex  provision  of the  new
                                           policy.

                                      Policy Changes -- If the face amount of this policy is changed for any reason, we will proportionately change the benefit amount of the option.

                               1-17911101 PAGE 26

          OPTION TO SPLIT Benefit -- Subject to the following conditions and restrictions, you have an option THE POLICY ("the option") to exchange this policy for an individual policy (on either or both of the joint insureds) if either of the contingent events listed below occurs. An individual policy issued in exchange for this policy is referred to in this section as the "new policy". A new policy may not exceed 50% of the face amount of this policy.

                                      If you receive a new policy on each joint insured and each new policy is equal to 50% of the face amount of this policy, the accumulation value and any outstanding policy loans under this policy will be divided and allocated equally to each new policy.

                                      If you receive a new policy on each joint insured and either new policy is less than 50% of the face amount of this policy, the accumulation value and any outstanding policy loans under this policy will be divided and allocated to each new policy according to the percentage of the face amount of this policy that you choose for each new policy.

                                      If we issue two new  policies and the face
                                      amount of either  new  policy is less than
                                      50% of the face amount of this policy;  or
                                      if we issue a new policy on only one joint
                                      insured,     we    will    distribute    a
                                      proportionate amount of the net cash value to you.

                                      Contingent Events -- You may apply for the
                                      option   if   either   of  the   following
                                      contingent events occurs:

                                      1.   A  final  divorce   decree  has  been
                                           issued with  respect to the  marriage
                                           of  the  joint  insureds.  The  joint
                                           insureds  must have been  married  to
                                           each  other  when  this   policy  was
                                           issued.

2. A change to federal estate tax provisions of the Internal Revenue Code of 1986, as amended, ("IRC") has occurred which results in either a. or b. below:

a. IRC Section 2056(a), or its successor, is amended so as to eliminate or reduce the federal estate tax unlimited marital deduction.

                                           b.    IRC   Section   2001,   or  its
                                                 successor,  is  amended so that
                                                 the  federal  estate  tax rates
                                                 are reduced. The reduction must
                                                 be  such  that  the  amount  of
                                                 federal  estate  tax that would
                                                 be  due  at  the  death  of the
                                                 survivor  is 50% or less of the
                                                 tax that  would  have  been due
                                                 before the change to the IRC.

                                      We  will  not  notify  you of any  tax law
changes that may affect this policy.

                                      A policy split may have tax  consequences.
                                      You  should   consult  a   qualified   tax
                                      advisor.

                                      Effective   Date  --  If  we  approve  the
                                      exchange, the effective date of the new policies will be the date we approve the exchange. The policy date of the new policies will also be the date we approve the exchange.

                                      Application  -- To apply for this  option,
                                      you must notify our administrative  office
                                      in  writing  within 6  months  of the date
                                      that  either  of  the  contingent   events
                                      occurs. In the case of events involving changes to the Internal Revenue Code, the 6 months will be counted from the date the change in the law is effective.

                               1-17911101 PAGE 27

                                      We must also receive all of the  following
in order to process the exchange:

                                      1.   The  release  of any lien  against or
                                           assignment  of this policy.  However,
                                           you  may   instead   submit   written
                                           approval   by  the   lienholders   or
                                           assignees of the exchange of policies
                                           in a  form  satisfactory  to us  with
                                           such  other   documents   as  we  may
                                           require.

2. Evidence of insurability, satisfactory to us, from each joint insured that is covered under a new policy.

                                      3.   This policy.

                                      4.   A    policy    change     application
                                           indicating  your  request to exercise
                                           this  option  and  your   request  to
                                           surrender this policy.

5.   A copy of the final divorce decree, if applicable.

6.   Payment of any amount due for the exchange, if applicable.

                                      The  application  for this  policy and the
                                      policy   change    application   will   be
                                      considered to be the application for each new policy.

                                      New Policy -- The exchange must be to a flexible premium adjustable life plan, on a form designated by us for such purpose. We will have at least one form available for exchanges. Each new policy issued will be based on the sex, age, class of risk and smoking status of the applicable joint insured as of the date of the exchange. The premiums for each new policy will be based on our published rates in effect on the date of the request to split this policy. Riders that form a part of this policy, and any new riders requested, will become a part of each new policy only if we agree to provide them on the date of the exchange. Each new policy will take effect immediately upon termination of this policy. Under no circumstances will we pay a death benefit under both this policy and the new policy.

                                      Loans and Assignment -- Any policy loan will be divided and transferred on a proportionate basis to each new policy. If there is an assignment on this policy and you want to carry that assignment over to the new policy, you will have to execute a new assignment.

                                      Exchange   Adjustments  --  The  following
                                      adjustments may be made at the time of the exchange:

                                      1.   If you  receive a new  policy on each
                                           joint  insured  for  50% of the  face
                                           amount of this policy and this policy
                                           is in the surrender  penalty  period,
                                           we will waive the  surrender  penalty
                                           applicable to this policy.

                                      2.   If you receive a new policy on either
                                           joint  insured  for less  than 50% of
                                           the face  amount of this  policy  and
                                           this policy is still in the surrender
                                           penalty  period,  we  will  deduct  a
                                           surrender     penalty     from    the
                                           accumulation value less any loans not
                                           applied  to the new  policy.  We will
                                           also deduct a  proportionate  portion
                                           of any loans not  applied  to the new
                                           policy  from any cash  value  that we
                                           may distribute.

                                      3.   If you  receive a new  policy on only
                                           one joint  insured and this policy is
                                           still   in  the   surrender   penalty
                                           period,  we will  deduct a  surrender
                                           penalty   from  the  portion  of  the
                                           accumulation value not transferred to
                                           the    new    policy,     less    any
                                           proportionate  portion  of the  loans
                                           attributable to that joint insured.

                               1-17911101 PAGE 28

  4.   The minimum initial premium for a new policy will be equal to:

a. the cumulative total of the required annual premiums applicable to the new policy for the number of years that this policy was in force; minus

b. the total accumulation value transferred to the new policy, less any outstanding loans.

                                           The minimum  initial  premium will be
                                           applied  to the new policy as a gross
                                           premium.

                                      Surrender Penalty Period -- Any surrender penalty period in the new policy will begin on the policy date of the new policy.

                                      Evidence  of   Insurability  --  When  you
                                      exercise this option, we will require evidence of insurability, satisfactory to us, from each joint insured who is covered under a new policy.

                                      Ownership -- The owner of a new policy will be the same as the owner of this policy, unless otherwise provided in the application for the new policy. If the owner of this policy will not be the owner of a new policy, you must complete a transfer of ownership form. We may also require that the owner of a new policy provide us with evidence of insurable interest in the life of the applicable joint insured.

                                      Suicide and Incontestability -- If we approve the exchange, the period for which the joint insureds were covered prior to the date of the exchange will be used to offset the time period for any suicide exclusion and incontestability provision under a new policy.

                                      Beneficiary -- The beneficiary of a new policy will be the same as the beneficiary of this policy, unless otherwise provided in the application for the new policy. If the beneficiary of this policy will not be the beneficiary of a new policy, you must complete a change of beneficiary form. We may also require that any new beneficiary provide us with evidence of insurable interest in the life of the applicable joint insured.

                                      Termination   of  Option  --  This  option
terminates on the earliest of the following:

  1.   The date of the first death.

  2.   The date you elect to  exchange  this
       policy under the Guaranteed  Exchange
       Option  provision  or the  Guaranteed
       Policy  Split  Option  Rider (if this
       rider forms a part of the policy).

  3.   The date this policy is changed to paid-up insurance, if applicable.

  4.   The date this policy is surrendered or terminated.

  5.   The date this policy lapses under the Grace Period provision.

                                      Misstatement  of Age  or  Sex  -- We  will
follow these rules:

                                      1.   If a  misstatement  of  either  joint
                                           insured's  age or sex is found before
                                           this  option  is  exercised  and this
                                           policy's  death benefit is reduced as
                                           a result, the face amount of each new
                                           policy will be based on the  adjusted
                                           face amount of this policy.

                               1-17911101 PAGE 29

                                     2.   If  a  misstatement  of  either  joint
                                          insured's  age or sex is  found  after
                                          this  option is  exercised,  the death
                                          benefit  amount  under the new  policy
                                          will be subject to the Misstatement of
                                          Age  or  Sex   provision  of  the  new
                                          policy.

                                     Policy Changes -- If the face amount of this policy is changed for any reason, we will proportionately change the benefit amount of the option.

           POSTPONEMENT We may postpone transactions involving the separate account during any period when:

           OF TRANSFERS

1. trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission, or the New York Stock Exchange is closed for days other than weekends or holidays;

2.   the  Securities  and  Exchange   Commission  has  allowed  or  ordered  the
     suspension described in 1. above; or

3. the Securities and Exchange Commission has determined an emergency exists such that disposal of mutual fund securities or valuation of assets is not reasonably practical.

                                     Transactions involving the separate account include the following, to the extent the amounts of the transactions come from the portion of the accumulation value in the separate account:

     1.       Transfers between or among sub-accounts.

     2.       Transfers to or from the separate account.

     3.       Policy loans.

     4.       Partial or full surrenders.

     5.       Death benefit payments.

  PAYMENT OF CASH VALUE AND LOANS We may delay paying you any portion of a partial or full surrender that comes from the accumulation value of the fixed account for up to six months after we receive your written request for the surrender.

                                     We may delay making a loan to you to the extent that the loan is deducted from the portion of the accumulation value in the fixed account for up to six months after we receive your written request for the loan. We will not delay any loan made to pay premiums due us on any policy.

         POLICY STATEMENTS We will send you a statement at least once a year, without charge, showing the face AND ILLUSTRATIONS amount; accumulation value; cash value; loans; partial surrenders; surrender penalty

                                     free  withdrawals;   premium  qualification
                                     credits;  premiums  paid; and charges as of
                                     the statement date. The statement will also
                                     include  summary   information   about  the
                                     portions of the accumulation value in the fixed account, the sub-accounts and the loan account. We may include additional information.

                                     Upon written request at any time we will send you an illustration of your policy's benefits and values. There will be no charge for the first such illustration in each policy year. We reserve the right to charge a fee up to $25 for any illustration after the first in any policy year.

                               1-17911101 PAGE 30

     BASIS OF COMPUTATION The guaranteed cash values of the fixed account are not less than the minimum values required by the jurisdiction in which the application for this policy was signed. The guaranteed cash values are equal to the accumulation value based on the guaranteed monthly deductions and the guaranteed maximum interest rate shown in the Policy Data, less any surrender penalty. The guaranteed cash values only apply to that portion of the cash values that are in the fixed account.

                                     Calculation  of  minimum  cash  values  and
                                     nonforfeiture  benefits  are  based  on the
                                     Commissioners 1980 Standard  Ordinary,  Sex
                                     Distinct,    Smoker   Distinct,    Ultimate
                                     Mortality  Table,  age  nearest   birthday.
                                     Deaths are assumed to occur at the end of the policy year.

                                     As required, we have filed the method we used to compute minimum cash values and nonforfeiture benefits with the supervisory official of the jurisdiction in which the application for this policy was signed.

        GENERAL PROVISIONS Incontestability of the Policy -- Except for fraud or nonpayment of premiums, this policy will be incontestable with respect to either joint insured after it has been in force during the lifetime of that joint insured for two years from the date of issue. This provision does not apply to any rider providing benefits specifically for disability or death by accident.

                                     We must be notified of the first death if it occurs during the first two years the policy is in force. If the policy is rescinded for any contestable reason (e.g. material misrepresentation), we will be liable only for the amount of premiums paid, less any partial surrenders and any outstanding loans and loan interest due. The policy will be rescinded as of the policy date.

                                     Amount  We Pay is  Limited  in the Event of
                                     Suicide -- If either joint  insured dies by
                                     suicide  (while sane or insane)  within two
                                     years  from the date of  issue,  we will be
                                     liable  only  for the  amount  of  premiums
                                     paid,   less   any   partial    surrenders,
                                     surrender penalty free withdrawals, loans and loan interest due. The policy will be rescinded as of the policy date.

                                     Misstatement   of   Age   or   Sex  in  the
                                     Application  -- If there is a  misstatement
                                     of both or either  joint  insured's  age or
                                     sex in the application,  we will adjust the
                                     excess  of  the  death   benefit  over  the
                                     accumulation  value to that which  would be
                                     purchased   by  the  most  recent   monthly
                                     deduction at the correct age or sex. There will be no adjustment beyond exact age 100.

                                     This Policy is Our Contract  with You -- We
                                     have issued this policy in consideration of
                                     the  application  and your initial  premium
                                     payment.  A  copy  of  the  application  is
                                     attached and is a part of this policy.  The
                                     policy,  including the  application and any
                                     endorsements and riders, forms our contract
                                     with you. All  statements  made by or for a
                                     joint    insured    will   be    considered
                                     representations and not warranties. We will not use any statement made by or for a joint insured to deny a claim unless the statement is in the application and the application is attached to this policy when we issue or deliver it.

                                     Who Can Make Changes in the Policy -- Only our president or a vice president together with our secretary have the authority to make any change in this policy. Any change must be in writing.

                               1-17911101 PAGE 31

                                     Termination  of  Insurance  -- This  policy
will terminate at the earliest of:

1.   The date we receive your written request to surrender or terminate.

2. The date the policy is exchanged under the Guaranteed Exchange Option provision, the Option to Split the Policy provision or the Guaranteed Policy Split Option Rider (if this rider forms a part of the policy).

                                     3.    The date of lapse.

                                     No   Dividends   are  Payable  --  This  is
                                     nonparticipating  insurance.  It  does  not
                                     participate  in our profits or surplus.  We
                                     do not  distribute  past surplus or recover
                                     past   losses  by   changing   the  monthly
                                     deduction rates.

     SETTLEMENT When the survivor dies while the policy is in force, we will pay the death benefit PROVISIONS in a lump sum unless you or the beneficiary choose a settlement option. You may choose a settlement option while the survivor is living. The beneficiary may choose a settlement option after the survivor has died. The beneficiary's right to choose will be subject to any settlement agreement in effect at the survivor's death.

                                     You may also choose one of these options as
                                     a  method  of   receiving   any   surrender
                                     proceeds that are available under this policy. Settlement options are paid from our general account and are not based on the investment experience of the separate account.

                                     When we receive a satisfactory written request, we will pay the benefit according to one of these options:

                                     Option  A:  Installments  for a  Guaranteed
                                     Period -- We will pay equal installments for a guaranteed period of from one to thirty years. Each installment will consist of part benefit and part interest. We will pay the installments monthly, quarterly, semi-annually or annually, as requested. See Table A on the last page.

                                     Option  B:  Installments  for  Life  with a
                                     Guaranteed  Period  -- We  will  pay  equal
                                     monthly   installments   as   long  as  the
                                     designated individual is living, but we will not make payments for less than the guaranteed period the payee chooses. The guaranteed period may be either 10 years or 20 years. We will pay the installments monthly. See Table B on the last page.

                                     Option C: Benefit  Deposited  with Interest
                                     -- We will hold the benefit on deposit.  It
                                     will earn  interest at the annual  interest
                                     rate we are  paying  as of the  date of the
                                     survivor's  death or the date you surrender
                                     this  policy.  We will not pay less  than 2
                                     1/2%  annual  interest.  We  will  pay  the
                                     earned   interest    monthly,    quarterly,
                                     semi-annually  or annually,  as  requested.
                                     The payee may withdraw part or all of the benefit and earned interest at any time.

                                     Option D: Installments of a Selected Amount
                                     -- We will pay  installments  of a selected
                                     amount   until  we  have  paid  the  entire
                                     benefit and accumulated interest.

                                     Option  E:  Annuity  --  We  will  use  the
                                     benefit  as a  single  premium  to  buy  an
                                     annuity.  The annuity may be payable to one
                                     or two  designated  individuals.  It may be
                                     payable   for  life   with  or   without  a
                                     guaranteed   period,   as  requested.   The
                                     annuity payment will not be less than what our current annuity contracts are then paying.

                               1-17911101 PAGE 32

                                     General:  The payee may  arrange  any other
                                     method of settlement as long as we agree to
                                     it.   There   must  be  at  least   $10,000
                                     available for any option. The amount of each installment must be at least $100. If the benefit amount is not enough to meet these requirements, we will pay the benefit in a lump sum.

                                     Installments  that depend on the designated
                                     individual's  age are based on age  nearest
                                     birthday  on the  date  of  the  survivor's
                                     death  or  the  date  you  surrender   this
                                     policy.   If  the  net  death   benefit  is
                                     payable,  the settlement  option will start
                                     on the date of the survivor's death. If you
                                     surrender   this  policy,   the  settlement
                                     option will start on the date we receive your written surrender request.

                                     We will pay the first installment under any option on the date of the survivor's death or the date you surrender this policy. Any unpaid balance we hold under Options A, B or D will earn interest at the rate we are paying at the time of settlement. We will not pay less than 3% annual interest. Any benefit we hold will be combined with our general account.

                                     If the payee does not live to  receive  all
                                     guaranteed payments under Options A, B or D
                                     or any  amount  deposited  under  Option  C
                                     (plus any  accumulated  interest),  we will
                                     pay the  remaining  benefit as scheduled to
                                     the  payee's  estate.   If  the  designated
                                     individual does not live to receive all guaranteed payments under Option E, we will pay the remaining benefit as scheduled to the payee's estate. The payee may name and change a successor payee for any amount we would otherwise pay the payee's estate.

                               1-17911101 PAGE 33



                                     TABLE A

               Installments for Each $1,000 Payable under Option A

--------------------------------------------------------------------------------------------------------------------------------
Multiply the Monthly Installment by 11.83895 for Annual, by 5.96322 for Semi-Annual, or by 2.99263 for Quarterly Installments
--------------------------------------------------------------------------------------------------------------------------------
----------------------- -------------------- -------------------- -------------------- -------------------- --------------------
     Guaranteed              Monthly             Guaranteed            Monthly             Guaranteed            Monthly
    Period (Yrs.)          Installment         Period (Yrs.)         Installment         Period (Yrs.)         Installment
----------------------- -------------------- -------------------- -------------------- -------------------- --------------------
            1                  $84.47                11                $8.86                   21                $5.32
            2                   42.86                12                 8.24                   22                 5.15
            3                   28.99                13                 7.71                   23                 4.99
            4                   22.06                14                 7.26                   24                 4.84
            5                   17.91                15                 6.87                   25                 4.71

            6                   15.14                16                 6.53                   26                 4.59
            7                   13.16                17                 6.23                   27                 4.48
            8                   11.68                18                 5.96                   28                 4.37
            9                   10.53                19                 5.73                   29                 4.27
           10                    9.61                20                 5.51                   30                 4.18
--------------------------------------------------------------------------------------------------------------------------------

                                     TABLE B

           Monthly Installment for Each $1,000 Payable under Option B

---------------------------------------------------------------------------------------------------------------------------------
                           Male Designated Individual

---------------------------------------------------------------------------------------------------------------------------------
--------------------------- ------------------------ ------------------------- ------------------------ -------------------------
    Guaranteed Period         Guaranteed Period         Guaranteed Period        Guaranteed Period         Guaranteed Period
Age   10 Yrs.   20 Yrs.     Age   10 Yrs.   20 Yrs.  Age   10 Yrs.   20 Yrs.   Age   10 Yrs.   20 Yrs.  Age   10 Yrs.   20 Yrs.
--------------------------- ------------------------ ------------------------- ------------------------ -------------------------
11     $2.90    $2.89       26     $3.20    $3.19    41     $3.77   $3.71      56     $4.92    $4.59    71     $7.27    $5.42
12      2.91     2.91       27      3.22     3.21    42      3.82     3.76     57      5.03     4.66    72      7.48     5.45
13      2.93     2.92       28      3.25     3.24    43      3.88     3.81     58      5.15     4.73    73      7.68     5.46
14      2.94     2.94       29      3.28     3.27    44      3.94     3.86     59      5.27     4.80    74      7.88     5.48
15      2.96     2.96       30      3.31     3.30    45      4.00     3.91     60      5.40     4.87    75      8.08     5.49

16      2.98     2.97       31      3.34     3.33    46      4.07     3.97     61      5.53     4.94    76      8.27     5.50
17      3.00     2.99       32      3.38     3.36    47      4.14     4.02     62      5.68     5.00    77      8.46     5.50
18      3.01     3.01       33      3.41     3.39    48      4.21     4.08     63      5.83     5.07    78      8.63     5.51
19      3.03     3.03       34      3.45     3.43    49      4.28     4.14     64      5.98     5.13    79      8.79     5.51
20      3.05     3.05       35      3.49     3.46    50      4.36     4.20     65      6.15     5.18    80      8.94     5.51

21      3.08     3.07       36      3.53     3.50    51      4.44     4.26     66      6.32     5.24    81      9.07     5.51
22      3.10     3.09       37      3.57     3.54    52      4.53     4.32     67      6.50     5.28    82      9.18     5.51
23      3.12     3.11       38      3.62     3.58    53      4.62     4.39     68      6.68     5.33    83      9.28     5.51
24      3.14     3.14       39      3.67     3.62    54      4.71     4.46     69      6.88     5.36    84      9.36     5.51
25      3.17     3.16       40      3.72     3.67    55      4.81     4.52     70      7.07     5.40    85      9.42     5.51
--------------------------- ------------------------ ------------------------- ------------------------ -------------------------

---------------------------------------------------------------------------------------------------------------------------------
                          Female Designated Individual

--------------------------- ------------------------ ------------------------- ------------------------ -------------------------
    Guaranteed Period         Guaranteed Period         Guaranteed Period        Guaranteed Period         Guaranteed Period
Age   10 Yrs.   20 Yrs.     Age   10 Yrs.   20 Yrs.  Age   10 Yrs.   20 Yrs.   Age   10 Yrs.   20 Yrs.  Age   10 Yrs.   20 Yrs.
--------------------------- ------------------------ ------------------------- ------------------------ -------------------------
11     $2.83     $2.83      26     $3.08     $3.07   41     $3.54     $3.52    56     $4.51     $4.35   71     $6.73     $5.36
12      2.84      2.84      27      3.10      3.10   42      3.59      3.56    57      4.61      4.42   72      6.94      5.40
13      2.86      2.85      28      3.12      3.12   43      3.63      3.60    58      4.71      4.50   73      7.16      5.43
14      2.87      2.87      29      3.15      3.14   44      3.68      3.65    59      4.82      4.57   74      7.38      5.48
15      2.88      2.88      30      3.17      3.17   45      3.73      3.69    60      4.94      4.65   75      7.60      5.47

16      2.90      2.90      31      3.20      3.19   46      3.78      3.74    61      5.06      4.72   76      7.82      5.48
17      2.91      2.91      32      3.23      3.22   47      3.84      3.79    62      5.19      4.80   77      8.04      5.49
18      2.93      2.93      33      3.26      3.25   48      3.90      3.85    63      5.33      4.88   78      8.25      5.50
19      2.95      2.94      34      3.29      3.28   49      3.96      3.90    64      5.47      4.95   79      8.45      5.51
20      2.96      2.96      35      3.32      3.31   50      4.03      3.96    65      5.63      5.02   80      8.64      5.51

21      2.98      2.98      36      3.35      3.34   51      4.10      4.02    66      5.79      5.09   81      8.82      5.51
22      3.00      2.99      37      3.39      3.37   52      4.17      4.08    67      5.96      5.15   82      8.97      5.51
23      3.02      3.01      38      3.42      3.41   52      4.25      4.14    68      6.14      5.21   83      9.11      5.51
24      3.04      3.03      39      3.46      3.44   54      4.33      4.21    69      6.33      5.27   84      9.23      5.51
25      3.06      3.05      40      3.50      3.48   55      4.42      4.28    70      6.53      5.32   85      9.32      5.51
---------------------------------------------------------------------------------------------------------------------------------
Ages  younger  than 11 are the same as shown for age 11,  and ages older than 85 are the same as shown for age 85.

---------------------------------------------------------------------------------------------------------------------------------

1-17911101                                                                                                          PAGE 34
                                            Transamerica Occidental                     Policy Form   TSSL-VUL
                                            Life Insurance Company                      Individual Life Insurance
                                            1150 South Olive Street
                                            Los Angeles, CA  90015


















                             Joint and Last Survivor
                        Variable Universal Life Insurance

                           Minimum Premium Requirement
                         for the First Five Policy Years

                   Flexible Premiums Payable Thereafter During
                   Life of the Survivor of the Joint Insureds

                      Subject to the Limitations Described
                            in the Premiums Provision

                   Death Benefit Payable at Death of Survivor

                     Nonparticipating - No Annual Dividends

1-17911101

                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

                  ACCELERATED DEATH BENEFIT OPTION ENDORSEMENT

Transamerica Occidental Life Insurance Company has issued this endorsement as a part of the policy to which it is attached.

NOTICE: Benefits paid under this option may be taxable. As with all tax matters, you should consult a personal tax advisor to assess the impact of this benefit on you and the policy.

If the survivor is diagnosed with a terminal illness while this policy is in force, we will pay an accelerated death benefit to you (upon your request) subject to all the provisions and limitations of this endorsement.

                                   DEFINITIONS

In this endorsement:

Accelerated Death Benefit is an amount we pay under this option.

Administrative Fee is the $250.00 that we will charge at the time an accelerated death benefit is paid.

Effective Date is the date we approve your written request to exercise this option.

Immediate Family Members are individuals related to you or the joint insureds including: legal or common law spouse and children, stepchildren, parents, grandparents, grandchildren, brothers, sisters and their legal or common law spouses.

Physician is an individual other than you, the survivor or an immediate family member who is a doctor of medicine or osteopathy, licensed in the jurisdiction in which the advice is given or diagnosis is made and who is acting within the scope of that license.

Policy Basic Death Benefit means the death benefit provided by the policy, any policy layer, any Supplemental Adjustable Life Insurance Rider and any level term rider on the life of the survivor. It does not include any death benefit provided by any other riders or benefits attached to the policy.

1-005 84-101

Policy Charges means any monthly deductions, any surrender charges or surrender penalties, or any other charges specified in the policy.

Survivor means only the survivor of the joint insureds covered under the policy and not any other individuals covered for additional riders or benefits.

Terminal Illness is a medical condition that results from bodily injury or disease (or both) and:

1.   which has been diagnosed by a physician after the issue date of the policy;

2. for which such diagnosis is supported by clinical, radiological, laboratory or other evidence of the medical condition that is satisfactory to us.

3.   which is not curable by any means available to the medical profession; and

4. which a physician certifies is expected to result in death within 12 months of diagnosis and the certification is within 30 days of the date you request the accelerated death benefit.

                                   LIMITATIONS

1. The availability of this option is subject to all the terms of the policy, including the Incontestability and Suicide provisions.

2. We will not pay an accelerated death benefit if terminal illness results from intentionally self-inflicted injury(ies) at any time.

3. At each request to exercise this option, there must be at least 2 years remaining from the effective date to the expiry or maturity date of each portion of the policy basic death benefit.

4. You may not exercise this option if you are required by law to use the accelerated death benefit:

     a.  to meet the claims of creditors, whether in bankruptcy or otherwise; or

     b. in order to apply for, obtain or otherwise keep a government benefit or entitlement.

5. This option is not available if the maximum accelerated death benefit has been paid.

 6. The face amount of the policy on which this option is exercised must be at least $50,000 at the time of the first written request.

                                  AMOUNT OF THE

                            ACCELERATED DEATH BENEFIT

1. You may request an accelerated death benefit payment in any amount, subject to the following minimum and maximum. The minimum accelerated death benefit allowed will be $10,000. The maximum accelerated death benefit allowed for all policies issued by us combined covering the survivor will be the lesser of $250,000 or 75% of the combined policy basic death benefit for those policies as of the first accelerated death benefit payment. If the first accelerated death benefit payment is less than the maximum, no more than the remaining balance of the maximum will be paid out later as an accelerated death benefit.

2. If there is an outstanding loan on the policy, the accelerated death benefit payment may be reduced to repay a proportionate amount of the policy loan.

3. If the policy is in the grace period at the time we pay the accelerated death benefit, we will deduct any unpaid premium in accordance with the grace period provision in the policy.

4. We will deduct a $250.00 administrative fee from each accelerated death benefit payment.

                                     PREMIUM

Premium billing and premium payment requirements will continue, subject to the adjustments described below.

          EFFECT OF THE ACCELERATED DEATH BENEFIT PAYMENT ON THE POLICY

After an accelerated death benefit is paid, the policy and any riders and benefits will remain in force subject to the following adjustments:

1. The policy basic death benefit will be equal to the amount of the policy basic death benefit before the payment of the accelerated death benefit minus the result of multiplying a by b, where:

1-005 84-101

     a.   is the amount of the accelerated death benefit; and

     b.  is 1 (one) plus an interest rate that is the greater of:

         i.   the current yield of 90 day treasury bills; or

         ii.  the policy loan effective interest rate.

2. The adjustment to the policy will be proportional to the amount of the accelerated death benefit. The policy basic death benefit, and, if applicable, the policy's face amount, accumulation value, cash value, policy loan, and required premium will be adjusted as of the effective date. The adjustments to the policy basic death benefit will be made in the following order: (a) any level term rider(s) on the survivor, beginning with the most recent rider; (b) any policy layer(s), beginning with the most recent layer; and (c) remaining portions of the policy basic death benefit. New policy charges and premiums will be based on the rates in effect for the policy's resulting face amount.

3. We will provide new policy data pages showing the reduced face amount resulting from the accelerated death benefit payment.

                              EXERCISING THE OPTION

We must receive a written request to exercise this option at our home office or our designated administrative office within 30 days after the certification of diagnosis of the terminal illness, or as soon as reasonably possible. The request should include the name of the survivor and the policy number and it must be signed and dated by you.

If the policy has an irrevocable beneficiary, the irrevocable beneficiary must also sign the request. If the policy is assigned, we must receive a completed and signed release of assignment. If the policy was issued in a community property state, we may require your spouse to sign the request.

                            PROOF OF TERMINAL ILLNESS

We must receive written proof of the survivor's terminal illness before we make an accelerated death benefit payment. This proof must include a physician's certification acceptable to us. We may request additional medical information from the physician submitting the certification, or any other physician that we consider qualified.

                              PHYSICAL EXAMINATION

We reserve the right to obtain additional medical opinions and to have the survivor examined at our expense while a claim is pending.

                            TIME OF PAYMENT OF CLAIMS

After we receive satisfactory written proof of the survivor's terminal illness, we will pay the accelerated death benefit due.

                                PAYMENT OF CLAIMS

If we approve your request, we will pay the accelerated death benefit in a lump sum to you. If the survivor dies before payment is made, we will pay the entire death benefit of the policy to the beneficiary in accordance with the policy provisions.

                                  LEGAL ACTIONS

You may not bring any legal action to recover the payment requested under this option:

1. within 60 days after the date you give us written proof of the survivor's terminal illness; or

2. more than 3 years after the date you give us written proof of the survivor's terminal illness.

                                TAX QUALIFICATION

Any amount payable under this option is intended to qualify for federal income tax exclusion to the maximum extent possible. To that end, the provisions of this endorsement and the policy will be interpreted to ensure or maintain such tax qualification, regardless of any other provisions to the contrary. We reserve the right to amend this endorsement and the policy to reflect any clarifications that may be needed or are appropriate to maintain such qualification, or to conform this endorsement and the policy to any applicable changes in the tax qualification requirements. We will send you a copy of any amendment(s).

Signed for Transamerica Occidental Life Insurance Company at Los Angeles, California, and effective on the date of issue of the policy to which this endorsement is attached.


Executive Vice President, General Counsel           President and CEO
And Corporate Secretary
























                              1-005 84-101 PAGE 3

                       AUTOMATIC PREMIUM LOAN ENDORSEMENT

               (for policies that have a required annual premium)

Transamerica Occidental Life Insurance Company has issued this endorsement as a part of the policy to which it is attached.

If any portion of the required annual premium remains unpaid at the end of the grace period, we will make an automatic premium loan, subject to the following:

1. The policy must have enough net cash value to pay both the required annual premium due and the interest due on the automatic premium loan. If the policy does not have enough net cash value to pay both the required annual premium due and the interest due on the automatic premium loan, the policy will lapse (subject to the Nonforfeiture provision).

2. We will deduct the automatic premium loan and the interest due on it from your investment options on a pro-rata basis. We will allocate the automatic premium loan to your investment options according to the most recent premium allocation election we have received from you. We will transfer the automatic premium loan and the interest due on it to the loan account.

      The automatic premium loan and the interest due it will be effective on the last day of the grace period if that day is a valuation date. If the last day of the grace period is not a valuation date, the automatic premium loan and the interest due on it will be effective on the next valuation date.

3. The automatic premium loan will be subject to all sections of this policy that pertain to policy loans.

This endorsement will terminate at the end of the required annual premium period.

Signed for Transamerica Occidental Life Insurance Company at Los Angeles, California, and effective on the date of issue of the policy to which this endorsement is attached.

Executive Vice President, General Counsel                       President
And Corporate Secretary

1-002 65-101

                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

                       ENDORSEMENT TO MODIFY GRACE PERIOD

Transamerica Occidental Life Insurance Company has issued this endorsement as part of the policy to which it is attached.

While the policy is in force and subject to the terms of this endorsement, the policy will not enter its grace period.

                                   DEFINITIONS

In this endorsement:

Grace Period is the 60 day period starting on a monthly policy date or policy anniversary, as described in the policy.

Net Deposits mean the total premiums paid, less the sum of any premium refunds, partial surrenders, and surrender penalty free withdrawals since the policy date. In calculating the net deposits, premium paid in a policy year prior to the policy year in which the select monthly premium is due will reflect a time value of money at 4 percent per annum.

Select Monthly Premium is the amount you must pay each month during the select period to maintain this endorsement. This amount is shown in the Policy Data. This amount may be paid cumulatively in advance.

Select Period is the period this endorsement is in effect. This period is shown in the Policy Data.

We means Transamerica Occidental Life Insurance Company.

You means the Owner.

                                  HOW IT WORKS

During the select period, the policy will not enter its grace period due to lack of policy value if: (1) there is no outstanding loan; and (2) the select monthly premium requirement has been met. The select monthly premium requirement will be met if, at the start of each policy month, the net deposits equal or exceed the cumulative select monthly premiums due since the policy date.

If the preceding requirements are met, the Grace Period provision will be modified so that the base policy and this endorsement, and, if applicable, any layers, Supplemental Adjustable Life Insurance Rider, Full Death Benefit Rider and waiver provision will remain in effect. All other riders will be terminated. Any conversion privilege included in those terminated riders may be exercised at that time.

We will continue to deduct the monthly deductions from the policy accumulation value as they come due.

                                WAIVER PROVISION

If the policy contains a waiver provision benefit and a disability claim is approved while this endorsement is effective, the select monthly premium will be waived. The select monthly premium will be waived for the same length of time that the policy is on waiver. Any waiver of a select monthly premium is subject to the terms of this endorsement. The select period will not be extended.

                                 POLICY CHANGES

If a requested increase or decrease in the face amount of the policy is processed during the select period, the select monthly premium will be adjusted from that point forward. The select period will not be adjusted.

                              AUTOMATIC TERMINATION

This endorsement will automatically terminate upon the first of the following to occur:

1.   The select monthly premium requirement is not met;

2.   the select period has ended;

3. the death benefit option on the policy has been changed from Option 1 to another option; or

4.   the policy terminates for any reason.

1-006 58-101
Page 1



                                     Page 1

                                  REINSTATEMENT

If this endorsement terminates solely due to the select monthly premium requirement not being met, you may reinstate this rider within 30 days of the termination date.

To reinstate the rider, you must, within 30 days from the termination date:

1.   Request reinstatement of the rider in writing.

2.   Pay us the necessary premium to reinstate the rider.




The necessary premium to reinstate the rider is equal to:

1. the difference between the cumulative select monthly premiums due and the net deposits as of the termination date; plus

2. two select monthly premiums, or if less, the select monthly premiums due to the end of the select period.

Reinstatement of this rider will be subject to all other provisions of this rider.

Signed for Transamerica Occidental Life Insurance Company at Los Angeles, California, and effective on the date of issue of the policy to which this endorsement is attached.

Executive Vice President, General Counsel         President and CEO
And Corporate Secretary



                              1-006 58-101 Page 2

                             ESTATE PROTECTION RIDER

Transamerica Occidental Life Insurance Company has issued this rider as part of the policy to which it is attached.

Benefit -- While this rider is in force, subject to the conditions and restrictions of this rider, we will pay an amount equal to the rider amount to the Beneficiary, in addition to the Death Benefit payable under the policy at the Survivor's death, upon receiving proof that the Survivor's death occurred before the expiry date of the rider. The Rider Amount and the Expiry Date of the rider are shown on the Policy Data Page.

Rider Premium -- We show the maximum monthly deduction rates for this rider in the table of guaranteed maximum monthly deduction rates per thousand in the policy data. Each month, we will take monthly deduction for this rider as part of the total monthly deduction from the policy's accumulation value.

Grace Period -- This rider is subject to the Grace Period provision of the policy.

Simultaneous Deaths of the Joint Insureds -- If the Joint Insured"s die simultaneously, the insurance provided by this rider will be payable as though the older Joint Insured died first.

Suicide and Incontestability -- This rider is subject to the Suicide and Incontestability provisions of the policy.

Reinstatement of the Rider -- If the policy and rider lapse, you may reinstate the rider before its expiry date, at the same time the policy is reinstated. We will, however, require acceptable proof of insurability on both Joint Insureds.

No Cash Value or Dividends -- This rider does not have cash value, and does not participate in our profits or surplus.

Beneficiary -- The beneficiary of the rider will be the same as the policy.

Termination of Rider -- This rider terminates on the earliest of the following dates:

1.      The Expiry Date of this rider which is shown on the Policy Data;

2.      The date of the Survivor's death while this rider is in force;

3.      The date the policy is surrendered;

4.      The date the policy lapses;

5.      The date the policy is changed to paid-up insurance;

6. The date the Policy is exchanged under the Guaranteed Policy Split Option Rider or the Option to Split the Policy provision of the policy;

7.      The date we receive your written request to terminate this rider.

Consideration -- We have issued this rider in consideration of the application and payment of the initial premium. A copy of the application is attached to the policy. The premium for this rider is shown in the policy data and is payable as provided in the policy until the rider terminates.

Signed for the Company at Los Angeles, California on the date of issue of this policy.


 Executive Vice President, General Counsel          President and CEO
  And Corporate Secretary




1-054 11-196

                                                    FULL DEATH BENEFIT RIDER

Transamerica Occidental Life Insurance Company has issued this rider as part of the policy to which it is attached. It is subject to all the provisions, definitions, and conditions of the policy that do not conflict with this rider. In case of conflict between the policy and this rider, the rider will control.

                                   DEFINITIONS

In this rider:

Age as used in this rider means the Insured's Age, or Exact Age, if any, as defined in the policy.

The Insured under this rider means the Insured, or Joint Insureds, if any, as defined in the policy.

The Monthly Deduction for this rider is an amount we withdraw from the policy's accumulation value at the beginning of each policy month.

Reinstate means to restore coverage after the policy and this rider have lapsed.

                                  DEATH BENEFIT

The purpose of this rider is to continue beyond the policy anniversary nearest Age 100 until the Maturity Date, the death benefit as determined on the day before the policy anniversary nearest Age 100. This death benefit is subject to adjustments after Age 100 for misstatement of age, sex or gender. We will also reduce the death benefit after Age 100 by any outstanding loans.

To achieve this purpose, this rider will delete certain language from the policy, and insert new language.

In the Death Benefit Option provision, the following, as applicable, is deleted from the policy:

a) Beginning with the policy anniversary nearest age 100, the death benefit will be: the death benefit factor multiplied by the total accumulation values of the base policy and any layers in effect as of the date of the current policy month; or

b) Beginning with the policy anniversary nearest Exact Age 100, the death benefit will be: the death benefit factor multiplied by the total accumulation value of the base policy as of the current policy month.

In the Death Benefit Option provision, the following is added to the policy:

Beginning with the policy anniversary nearest Age 100, the death benefit will be the death benefit as defined and determined by the policy on the day before the policy anniversary nearest Age 100. The death benefit will be subject to the adjustments and conditions stated in this rider. We will reduce the death benefit by any existing loans. The death benefit will be subject to adjustment for misstatement of age or sex or gender, as applicable.

                           MISSTATEMENT OF AGE OR SEX

                                    OR GENDER

The following sentence, as applicable, is deleted from the policy:

a) In the Misstatement of Age or Sex in the Application provision of the policy, the following sentence is deleted: "There will be no adjustment beyond age 100."; or

b) In the Misstatement of Age or Sex in the Application provision of the policy, the following sentence is deleted: "There will be no adjustment beyond Exact Age 100. "; or

c) In the Misstatement of Age or Gender in the Application provision of the policy, the following sentence is deleted: "There will be no adjustment beyond age 100. "

                                  REINSTATEMENT

This rider is subject to the Reinstatement provision of the policy.

                            RIDER MONTHLY DEDUCTIONS

We will take the monthly deduction for this rider starting on the policy anniversary nearest Age 90. We will continue to take the monthly deduction for this rider until the policy anniversary nearest Age 100.

The amount of the monthly deduction will be: $1.00 times .001, times the difference between the death benefit and the accumulation value of the policy at the beginning of the policy month.

                              1-056 11-198 PAGE 1

                               GENERAL PROVISIONS

Grace Period - This rider is subject to the Grace Period provision of the policy.

Termination of Insurance -- This rider will terminate at the earliest of:

1.   the date the Insured dies under an individual policy; or

2.   the date the Survivor dies under a joint and last survivor policy; or

3.   the date the policy lapses; or

4.   the date the  policy is continued under a nonforfeiture option; or

5. the date we receive your written request to surrender or terminate the policy; or

6.   the maturity date of the policy.

Consideration -- We have issued this rider in consideration of: (1) the application; and (2) payment of the premium. A copy of the application is attached to the policy.

Signed for the Company at Los Angeles, California and effective on the date of issue of the policy to which this rider is attached, unless a different date is shown here.

Executive Vice President, General Counsel              President
   And Corporate Secretary

                              1-056 11-198 PAGE 2

                      GUARANTEED POLICY SPLIT OPTION RIDER

Transamerica Occidental Life Insurance Company has issued this rider as part of the policy to which it is attached ("the Original Policy"). You do not pay any separate premium for this rider.

Benefit. Subject to the conditions and restrictions of this rider, this benefit provides you with an option ("the option") to apply for exchange of the Original Policy for two individual policies, one on each of the Joint Insureds, upon the occurrence of either of the contingent events listed below. An individual policy issued in exchange for the Original Policy is referred to in this Rider as the "New Policy". A New Policy may not exceed 50% of the face amount shown on page 2 of the data page of the Original Policy.

If both of the Joint Insureds receive a New Policy equal to 50% of the face amount of the Original Policy, then the accumulation value and any outstanding policy loans under the Original Policy will be divided and allocated equally to each New Policy.

If either or both of the Joint Insureds receives a New Policy that is less than 50% of the face amount of the Original Policy, then the accumulation value and any outstanding policy loans under the Original Policy will be divided and allocated to each New Policy according to the split percentages of the face amounts of the New Policies ("the pro rata portion").

If two New Policies are issued and the face amount of at least one of the New Policies is less than 50% of the face amount of the Original Policy; or if a New Policy on the life of only one of the Joint Insureds is issued, we will refund a pro rata portion of the net cash value to you.

Contingent Events. You may apply for the option upon the occurrence of either of the following contingent events.

1. A final divorce decree has been issued with respect to the marriage of the Joint Insureds. The Joint Insureds must have been married to each other when the Original Policy was issued.

2. A change to federal estate tax provisions of the Internal Revenue Code of 1986 ("IRC") has occurred which results in either (a) or (b):

      (a) IRC Section 2056(a), or its successor, is amended so as to eliminate or reduce the federal estate tax unlimited marital deduction.

      (b) IRC Section 2001, or its successor, is amended so that the federal estate tax rates are reduced. The reduction must be such that the amount of federal estate tax that would be due at the death of the Survivor is 50% or less of the tax that would have been due before the change to the IRC.

The Company will not notify you, the owner(s), of any tax law changes which may affect the Original Policy.

A policy split may have possible tax consequences. You should consult a qualified tax advisor.

Effective Date. If we approve the exchange, the effective date of the exchange will be the date the option is exercised.

Application. To apply for this option, the owner(s) must notify the Administrative Office of the Company in writing within 6 months of the date that either of the contingent events occurs. In the case of events involving changes to the Internal Revenue Code, the 6 months will be counted from the date the change in the law is effective.

We must also receive all of the following in order to process the exchange:

1. The release of any lien against or assignment of the Original Policy. However, you may instead submit written approval by the lienholders or assignees of the exchange of policies in a form satisfactory to us with such other documents as we may require.

2.    The Original Policy.



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3.    A policy change application containing the request to exercise the option, a request to surrender the Original Policy, and written consent of the owner(s) to the exchange.

4.    A copy of the final divorce decree, if applicable.

5.    Payment of any amount due for the exchange, if applicable.

The application for the Original Policy and the policy change application will be considered to be the application for each New Policy.

New Policy. The exchange must be to a flexible premium adjustable life plan, on a form designated by the Company for such purpose. The Company will have at least one form available for exchanges. Each New Policy issued will be based on the sex, age, class of risk and smoking status of the applicable Joint Insured as of the date the Original Policy was issued. The premiums for each New Policy will be based on our published rates in effect on the date of the request to split the Original Policy. Riders that form a part of the Original Policy, and any new riders requested, will become a part of each New Policy only if the Company agrees to provide them on the date of the exchange. Each New Policy will take effect immediately upon termination of the Original Policy. Under no circumstances will we pay a death benefit under both the Original Policy and the New Policy on the same insured.

The policy date of the New Policy will be the same date as the policy date of the Original Policy.

Loans and Assignment. Any policy loan will be divided and transferred on a pro rata basis to each New Policy. If there is an assignment on the Original Policy and you want to carry over that assignment to the New Policy, you will need to execute a new assignment.

Exchange Adjustments. The following adjustments may be made at the time of the exchange:

1. If one of the Joint Insureds does not receive a New Policy and the Original Policy is still in the surrender penalty period, a pro rata surrender penalty will be deducted from the portion of the accumulation value, less any pro rata loans, attributable to that Joint Insured.

2. If one or both of the Joint Insureds receive a New Policy for less than 5O% of the face amount of the Original Policy and the Original Policy is still in the surrender penalty period, we will deduct a pro rata surrender penalty from the accumulation value less any loans not applied to the New Policy. We will also deduct the pro rata portion of the loan not applied to the New Policy from any cash value refunded.

3. If both Joint Insureds receive a new policy for 50% of the face amount of the Original Policy, and the Original Policy is in the surrender penalty period, we will waive the pro rata surrender penalty applicable to the Original Policy.

4. The surrender penalty period, if any, of the new policy will be considered to have begun on the issue date of the Original Policy.

5. The minimum initial premium for each New Policy will be equal to a one time premium which is the cumulative total of the required annual premiums applicable to the New Policy for the number of years that the Original Policy was in force, less the total accumulation value transferred into the New Policy, less any loans transferred into the New Policy.

      This one time premium will be applied to the New Policy as a gross premium.

Ownership. If the Joint Insureds are the owners of the Original Policy, each will be the owner of the New Policy on his or her own life. If the owner of the Original Policy is someone other than the Joint Insureds, the owner of the Original Policy will be the owner of each New Policy. If the requested owner(s) of either New Policy is different than that in the Original Policy, we will require a transfer of ownership form completed by the owner(s) of the Original Policy, and we may require evidence of insurable interest in the life of the insured under the New Policy.


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                              1-093 11-196 PAGE 2


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Suicide and Incontestability.  If we approve the exchange,  the period for which the Joint Insureds were covered prior to the date of the exchange will be used to offset the time period for the suicide exclusion and incontestability provision under the New Policies.

If the Original Policy is contested, subject to the incontestability provision of the Original Policy, we will cancel this rider. If the Original Policy's premiums are refunded under its Suicide exclusion, we will cancel this rider.

Grace Period. This rider is subject to the Grace Period provision of the Original Policy.

Beneficiary. The beneficiary of the New Policies will be the same as the Original Policy. If, however, the requested beneficiary(ies) on either New Policy is different than in the Original Policy, we will require a change of beneficiary form completed by the owner(s) of the Original Policy, and we may require evidence of insurable interest in the life of the Insured under the New Policy.

No Cash Value or Dividends. This rider does not have cash value, and does not participate in our profits or surplus.

Termination of Rider. This rider terminates on the earliest of the following dates:

1.    the date of the First Death.

2. the date you elect to exchange the Original Policy under this rider or the Option to Split the Policy provision of the Original Policy.


3.    the date the Original Policy is changed to paid-up insurance.

4.    the date the Original Policy is surrendered or terminated.

5. the date the Original Policy lapses under the Original Policy's grace period provision.

Reinstatement of the Rider. If the Original Policy and rider lapse, you may reinstate the rider at the same time the Original Policy is reinstated. We will, however, require acceptable proof of insurability on both Joint Insureds.

Misstatement of Age.  We will follow these rules:

  1. If a misstatement of either Joint Insured's age is found before this option is used and the Original Policy's death benefit is reduced as a result, we will proportionately reduce the face amount of each New Policy.

  2. If a misstatement of either Joint Insured's age is found after this option is used, the death benefit amount under the New Policy will be subject to the Misstatement of Age provision of the New Policy.

Policy Changes. If the face amount of the Original Policy is changed for any reason, we will proportionately change the benefit amount of the option.


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Signed for the Company at Los Angeles,  California  on the date of issue of this policy.

Executive Vice President, General Counsel          President and CEO
 And Corporate Secretary









                              1-093 11-196 PAGE 3




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